UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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 Preliminary Proxy Statement
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 Definitive Proxy Statement
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 Definitive Additional Materials
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 Soliciting Material under
§240.14a-12
BILL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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14a-6(i)(1)
and
0-11.

Dear Fellow Stockholder,

When BILL was founded almost 20 years ago, we set out to help small and medium businesses (SMBs) grow by showing them they didn’t have to do it all on their own – we would be their partner. Since then, we’ve created a platform that supports nearly half a million SMBs and more than 9,000 accountants in moving, managing, and maximizing their money, giving them back time and control so they can focus on what matters most.

Our achievements in Fiscal 2025, despite an uncertain macro environment for SMBs, demonstrate the strength of our offering and how critically important BILL has become to our customers globally. For example, in Fiscal 2025, we:

•	Set a new milestone of 8 million members on our integrated platform, an increase of 18% from last year;
•	Grew total revenue by 13% to approximately $1.5 billion;
•	Increased core revenue by 16% to $1.3 billion;
•	Exceeded the high-end of our initial guidance for non-GAAP operating income by 23%, or $239 million, even as we funded new AI capabilities;[1]
•	Generated more than $312 million in Free Cash Flow, allowing us to fuel capital returns and prudent investments;[1]
•	Repurchased more than $400 million of BILL shares; and
•	Announced a new $300 million share repurchase program, reflecting our confidence in the strategy we are executing.

We are building on this momentum with new product launches, important cost and efficiency actions, and strong additions to our Board of Directors and management team. As we look forward, we are confident in our ability to deliver the superior, sustainable stockholder value that reflects BILL’s industry leadership.

As We Work to Capture BILL’s Substantial Market Opportunity…

The market opportunity for BILL is substantial. Globally, SMB software spend is $344 billion and B2B payment volumes are $135 trillion, according to industry estimates. The scale of BILL’s network positions us well to capture this upside potential. Indeed, more than 1% of U.S. GDP flows through BILL’s network annually, providing deep data and insights. When combined with new innovative offerings, such as BILL Cash Account, Supplier Payments Plus, and our upcoming release of AI agents, we believe BILL can continually reinvent our category and lead a new era of intelligent finance for SMBs.

Our goal is to shift from doing the work with our customers to doing it for them by anticipating their needs, streamlining financial operations, and helping them grow faster. We’re not just eliminating busywork – we’re enabling smarter decisions, unlocking capital, and helping SMBs thrive.

… We Are Becoming a More Efficient, Agile Organization

To ensure the long-term competitiveness of the business and best position BILL for the future, we are taking additional steps to align our cost structure, equity compensation program and talent more closely with our growth trajectory, and to invest more deliberately in the areas where we can have the greatest impact. As part of this, we recently made the decision to reduce our workforce by 6%. We will continue to be disciplined and incorporate expense management and further structural efficiencies where it makes sense to do so.

In addition to freeing up resources so that BILL can move faster in developing the data-informed solutions that deliver the greatest value to our customers, these changes will enable us to further our progress toward BILL becoming a durable “Rule of 40” company.

A World-Class Board, Including Four New Independent Directors, with “Fit for Purpose” Experience to Oversee BILL’s Strategy

BILL has long benefited from a world-class Board of Directors whose strong skills and experiences align closely with our strategic direction and value creation priorities. Recently, we announced that four new independent directors will be

1 Non-GAAP Operating Income and Free Cash Flow are not prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP). See Appendix A for a reconciliation to GAAP.

(i)

joining the Board, including Natalie Derse, Chief Financial Officer of Gen Digital; Peter Feld, Managing Member, Portfolio Manager and Head of Research at Starboard Value; Beth Johnson, Former Vice Chair and Chief Experience Officer of Citizens Financial Group; and Lee Kirkpatrick, Former Chief Financial Officer of Twilio. These additions reflect the constructive conversations we have had with Starboard, one of our largest stockholders, as well as the Board’s ongoing refreshment process. Indeed, with these new appointments, nine of BILL’s 13 directors will be new to the Board in the past four years.

BILL’s new directors bring proven experience and highly relevant, complementary skills to those already represented on the Board to help advance our strategic and financial priorities, including in the areas of AI, digital transformation, FinTech, compliance, and operational excellence initiatives, among others.

As we welcome our new directors, we also extend our gratitude to Steve Cakebread and Brian Jacobs, who will be retiring from the Board at the conclusion of their terms at this year’s Annual Meeting, and to Steve Fisher, who retired earlier this month. Their guidance and counsel have been instrumental to BILL’s growth and success.

Bolstering Our Management Team with Exceptional Finance and Operational Leaders

In addition to welcoming new, accomplished, independent directors to our Board, we have also augmented our leadership team, evolving John Rettig’s role as President and Chief Operating Officer, and adding new executives with exceptional financial and operational expertise, including the appointments of:

•

Rohini Jain as Chief Financial Officer. Rohini joined BILL in July 2025 with more than 20 years of experience leading finance functions at premier global fintech, payments, and e-commerce companies. Across her prior roles at PayPal, eBay, Walmart, and General Electric, she helped to scale, strengthen, and improve the profitability of those organizations;

•

Mary Kay Bowman as Executive VP, General Manager of Payments and Financial Services. Mary Kay joined BILL in September 2024 with over 20 years of global payments strategy, product development and operations experience. Through her roles at Visa, Square, and Amazon, she has worked at the intersection of commerce and financial services, including online, cloud, and mobile commerce; and

•

Mike Cieri as Executive VP, General Manager of Software Solutions. Mike joined BILL in May 2025 to drive software strategy across the BILL platform. He has over 20 years of software strategy and product development experience as an engineer and customer-first product leader. He has led and scaled technology teams focused on solving SMB needs for high-growth and business impact, including most recently at Gusto, Opendoor, and Square.

Delivering Significant, Sustainable Stockholder Value

We have an ambitious mission powered by the innovation of our platform, the scale of our network, and our vision to leverage AI to deliver intelligent financial capabilities for millions of businesses. While we’re proud of all we’ve accomplished, we’re just scratching the surface on what BILL can deliver.

We have a tremendous opportunity to drive significant value creation for both our customers and our shareholders as a result of the investments we have made and the continued focus on executional efficiency. We encourage your participation at the upcoming annual meeting, and ask for your voting support for our directors, 2025 executive compensation program, and other items outlined in this proxy statement.

Thank you for being a stockholder and for your ongoing support of BILL.

Sincerely,

René Lacerte

CEO and Founder

(ii)

BILL HOLDINGS, INC.

6220 America Center Drive, Suite 100

San Jose, California 95002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	December 11, 2025 at 9 a.m. Pacific Time.

Place:	The meeting can be accessed by visiting www.cesonlineservices.com/bill25_vm, where you will be able to listen to the meeting live, submit questions and vote online.

Agenda		Board’s Voting Recommendation

Proposal 1	Elect the four Class III directors named in the accompanying definitive proxy statement (the Proxy Statement), each to serve a three-year term expiring at the 2028 annual meeting of stockholders and until such director’s successor is elected and qualified.	✔ FOR each Company nominee

Proposal 2	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending June 30, 2026.	✔ FOR

Proposal 3	Approve, on a non-binding advisory basis, the compensation paid by us to our Named Executive Officers as disclosed in the Proxy Statement (commonly referred to as “Say-on-Pay”).	✔ FOR

We will also consider and act upon other business as may properly come before the 2025 Annual Meeting of Stockholders (the Annual Meeting) of BILL Holdings, Inc. (the Company or BILL) or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on October 20, 2025 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

Voting:	Each share of common stock that you own represents one vote. For questions regarding your stock ownership, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Stockholders may call 1 (877) 456-3510 (toll-free from the

U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and Brokers may call collect 1 (212) 750-5833

(iii)

This notice of the Annual Meeting, the Proxy Statement and the form of proxy are being distributed and made available on or about October 27, 2025.

Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Michael Dunn
Interim General Counsel and Corporate Secretary

San Jose, California
October 27, 2025

(iv)

BILL HOLDINGS, INC.

PROXY STATEMENT FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the SEC), and is designed to assist you in voting your shares. In addition, our fiscal year ends on June 30. Unless otherwise noted, any reference to a year preceded by the word “fiscal” refers to the twelve months ended June 30 of that year. For example, references to “fiscal 2025” refer to the twelve months ended June 30, 2025. Any reference to a year not preceded by “fiscal year” refers to a calendar year.

(v)

(vi)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this proxy statement and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond the control of BILL Holdings, Inc. (BILL, the Company or we, us and our). These statements include, but are not limited to, statements regarding the Company’s expectations, beliefs, plans, strategies, initiatives, business or financial prospects or outlook, future shareholder value, priorities or future performance. These risks and uncertainties include, but are not limited to, macroeconomic factors, including changes in interest rates, significant political and regulatory developments or changes in trade policy, including the imposition of tariffs and other trade barriers, inflationary, recessionary, and volatile market environments, as well as fluctuations in foreign exchange rates, the Company’s history of operating losses, its recent rapid growth, the large sums of customer funds that the Company transfers daily, the risk of loss, errors and fraudulent activity, credit risk related to the Company’s BILL Divvy Cards and its invoice financing offering, the Company’s ability to attract new customers and convert trial customers into paying customers, its expectations for developing and deploying AI agents and other AI tools, the Company’s ability to invest in its business and develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions, investments and other strategic transactions, the Company’s relationships with accounting firms, financial institutions and software providers, the global impacts of ongoing geopolitical conflicts, the actual and expected impacts of the above factors on the SMBs the Company serves and other risks detailed in the registration statements and periodic reports the Company files with the SEC, including our quarterly and annual reports, which may be obtained on the Investor Relations section of the Company’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this proxy statement are based on information available to the Company as of the date hereof. The Company assumes no obligation to update or revise the forward-looking statements contained in this proxy statement because of new information, future events, or otherwise.

(vii)

BILL HOLDINGS, INC.

6220 America Center Drive, Suite 100

San Jose, California 95002

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

OUR BOARD OF DIRECTORS

WHO WE ARE

Our Board of Directors (our Board) currently consists of 13 directors, all of whom, other than Mr. Lacerte, qualify as “independent” under the listing standards of The New York Stock Exchange (the NYSE Listing Standards). Our Board is divided into three classes with each class serving for three years and the terms of office of the respective classes expiring in successive years. Two directors in Class III, David Hornik and Allie Kline, will stand for election at the Annual Meeting for a three-year term ending upon the 2028 Annual Meeting of Stockholders. Two other directors in Class III, Steven Cakebread and Brian Jacobs, will not stand for re-election at the Annual Meeting, and the Board has nominated Natalie Derse and Beth Johnson for election as Class III directors at the Annual Meeting. The terms of office of directors in Class I and Class II will expire at the annual meetings of stockholders to be held in 2026 and 2027, respectively.

Director Nominees

The following four directors have been nominated for election at the Annual Meeting:

Natalie Derse Independent Director Nominee Age: 48 Education • B.S., Finance, University of Dayton

Board Qualifications

Ms. Derse brings over 26 years of progressive financial management, business performance analytics and operational excellence across multiple industries, including ecommerce, consumer products and services, manufacturing and distribution. A strategic and results-oriented global executive focused on improving profitability of large, complex international businesses; experienced in using big data to accelerate growth; identifying process & operational efficiencies to drive margin accretion; with a proven track record of effective management of capital, including M&A.

Key Skills and Experiences

	• Finance / Accounting	• SaaS / Technology / Innovation	• Senior Operating Leadership

–   As Chief Financial Officer of Gen Digital, Ms. Derse leads strategy, forecasting, accounting, and capital investment priorities to ensure strategic alignment and strong execution in line with the Company’s long-term growth objectives. Since becoming CFO five years ago, Gen Digital’s Revenue has more than doubled and EPS has increased almost 3x, driven by strong execution and disciplined operations. Most recently, she guided the $1B acquisition of MoneyLion in 2025, doubling the company’s addressable market.

–   At eBay, Ms. Derse held senior financial roles where she drove strategic and operational growth through global partnerships, marketing and advertising initiatives and merchandise transactions. During her leadership tenure, she also oversaw the company’s global internal audit, enterprise risk management and compliance, led data management, business intelligence, and business analytics, along with all aspects of core FP&A for the $10B+ operation.

–   Ms. Derse began her career in several financial leadership roles at Stanley Black & Decker and General Electric, developing extensive insights into brand, marketing and customer retention initiatives.

Career Highlights

Gen Digital Inc. (Nasdaq: GEN) – a multinational cybersecurity company

•

Chief Financial Officer (since 2020)

eBay Inc. (Nasdaq: EBAY) – an online marketplace

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Vice President of Finance, Product, Platform, Payments, Risk & Trust (2020)

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Vice President of Finance, Chief Audit Executive (2019-2020)

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Vice President, Chief Financial and Operating Officer, Americas (2017-2019)

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Senior Director, Global Financial Planning and Analysis (2013-2017)

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Director, Seller Finance and Analytics (2011-2013)

Stanley Black & Decker, Inc. (NYSE: SWK) – a manufacturer of hand and power tools

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Director of Financial Planning and Analysis (2008-2011)

General Electric Company (NYSE: GE) – a global digital industrial company

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Variety of finance roles of increasing responsibility (1998-2008)

David Hornik

Independent Director

Director Since: 2016

Term Expires: 2025

Age: 57

Board Committees

•

Nominating and Corporate Governance

Education

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A.B., Political Science and Computer Music, Stanford University

•

M. Phil, Criminology, Cambridge University

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JD, Harvard Law School

Board Experience

•

GitLab Inc. (Nasdaq: GTLB) (2019-2022)

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Splunk Inc. (previously Nasdaq: SPLK) (2004-2017)

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Fastly, Inc. (NYSE: FSLY) (since 2012)

Board Qualifications

Mr. Hornik is a proven strategic advisor with over 25 years of experience in AI technology, software investment, and management. Having counseled many tech companies through periods of transformational growth, he brings deep expertise in SaaS, AI integration, scaling enterprise applications, infrastructure software, fintech, and consumer-facing software and services.

Key Skills and Experiences

• Governance	• SaaS / Technology / Innovation	• Strategy / M&A

–   As General Partner at August Capital and Founding Partner at Lobby Capital, Mr. Hornik has worked closely with management teams to accelerate growth for software companies by identifying key value drivers, including product development and innovation, expansion of SaaS and machine learning capabilities, and pricing and customer base expansion strategies.

–   Mr. Hornik has successfully positioned early-stage technology innovation companies for acquisition, including WePay, a payment service provider acquired by JPMorgan Chase in 2017; Aardvark, a social search engine acquired by Google in 2010; PayCycle, an online payroll platform acquired by Intuit in 2009; and Evite, an online invitation company acquired by Ticketmaster in 2001.

–   Mr. Hornik began his career at global law firms, including Perkins Coie, Venture Law Group and Cravath Swaine & Moore, advising clients on corporate law and M&A. He brings deep insights into risk mitigation and has taught courses on intellectual property at Stanford Business School and product management at Stanford’s School of Engineering.

Career Highlights

Lobby Capital – a venture capital firm

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Founder and General Partner (since 2021)

August Capital – a venture capital firm focused on information technology

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General Partner (since 2000)

Elizabeth Johnson

Independent Director Nominee

Age: 54

Education

•

B.A., Economics and Mathematical Methods in Social Sciences, Northwestern University

•

MBA, Stanford Graduate School of Business

Board Experience

•

Invesco Ltd. (NYSE: IVZ) (since 2023)

Board Qualifications

Ms. Johnson brings senior leadership experience in the banking industry, including most recently as Vice Chair and Chief Experience Officer of Citizens Financial Group. Over her 10+ years in consumer banking, she has developed and led digital design, data & analytics, marketing & communications and enterprise payments strategies to drive profitable growth and favorable customer experiences.

Key Skills and Experiences

• Payments / FinTech	• Senior Operating Leadership	• Strategy / M&A

–   At Citizens Financial Group, Ms. Johnson led the enterprise-wide strategy to modernize the bank’s customer experience. She oversaw key products and payment platforms, including real-time payments and bill pay, among others. Under her leadership, the company adopted AI-based platforms and advanced analytics to drive revenue growth and profitability.

–   Ms. Johnson spent 15 years at Bain & Company, where she advised clients across industries on strategy development and enterprise transformation. Her work focused on helping organizations navigate complex challenges, with a particular emphasis on customer experience and long-term value creation.

–   Ms. Johnson began her career in investment banking at Goldman Sachs and JPMorgan Chase, where she gained an intrinsic understanding of financial analysis, capital markets and strategic client advisory.

Career Highlights

Citizens Financial Group, Inc. (NYSE: CFG) – a consumer and commercial bank

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Vice Chair and Chief Experience Officer (2020-2025)

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Executive Vice President, Chief Marketing Officer and Head of Consumer Strategy (2015-2020)

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Executive Vice President and Head of Strategy (2013-2015)

Bain & Company, Inc. – a global management consulting firm

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Partner (2005-2013)

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Roles with an increasing scope of responsibility (1998-2005)

Allie Kline

Lead Independent Director

Director Since: 2020

Term Expires: 2025

Age: 54

Board Committees

•

Audit

•

Nominating and Corporate Governance (Chair)

Education

•

B.S., Communications, Ithaca College

Board Experience

•

Huntington Bancshares Incorporated (Nasdaq: HBAN) (since 2019)

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Waddell & Reed Financial, Inc. (NYSE: WDR) (2020-2021)

•

Pier 1 Imports, Inc. (former NYSE: PIRRQ) (2018-2020)

Board Qualifications

Ms. Kline contributes deep experience helping companies drive growth during times of disruption, transition and transformation in the technology and banking sectors, including most recently as Chief Marketing Officer of Verizon Media. She has extensive expertise, including oversight for global consumer and B2B marketing, external and internal communications, and strategy for fast-growth companies.

Key Skills and Experiences

• Enterprise Risk Management – Cybersecurity, Payments and Regulatory	• Governance	• Sales / Marketing

–   As Executive Partner at Ethos Capital, a private equity firm, Ms. Kline works with investment team members to identify and assess potential investment opportunities in the data and technology sector. She is also a Co-CEO of Identity Digital’s Innovation Labs, where she leads a team focused on agentic identity.

–   Ms. Kline played a pivotal role in shaping the programmatic advertising category during her previous service as Chief Marketing and Communications Officer for Verizon Media, an $8 billion subsidiary of Verizon Communications Inc. She led global consumer and B2B marketing, communications and brand strategy across a portfolio of 20+ digital brands, including AOL, HuffPost, MAKERS, MapQuest, TechCrunch, Tumblr and Yahoo, reaching over one billion consumers worldwide.

–   Ms. Kline served as Chief Marketing Officer at AOL during its transformation out of Time Warner and through its sale to Verizon, including the acquisition of its Yahoo assets.

Career Highlights

Ethos Capital – a private equity firm

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Co-Chief Executive Officer of Innovation Labs, Identity Digital, an Ethos Capital portfolio company (since 2025)

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Executive Partner (since 2024)

LEO DIX – a management consulting firm

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Founding Principal (since 2020)

Verizon Media – a subsidiary of Verizon Communications Inc. (NYSE: VZ), a multinational telecommunications agency

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Chief Marketing and Communications Officer (2015-2018)

MAKERS – an AOL/Verizon women’s media brand

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Chief Executive Officer (2016-2018)

AOL Inc. (former NYSE: AOL) – an online services and digital media company

•

Chief Marketing Officer (2013-2015)

Continuing Directors

In addition, the following nine directors will continue to serve until our 2026 or 2027 annual meetings of stockholders, as applicable:

René Lacerte Board Chair, Founder and CEO Director Since: 2006 Term Expires: 2026 Age: 58 Education • B.A., Economics, Stanford University • M.S., Industrial Engineering, Stanford University

Board Qualifications

Mr. Lacerte brings extensive leadership experience in financial technology, SaaS innovation and operational strategy. As the founder and Chief Executive Officer of BILL, and previously PayCycle, he has led transformative advancements in digital payments and business automation. His expertise in product development, customer-centric platforms, scaling technology solutions and deep knowledge of BILL’s operations provide the Board with valuable insight into innovation and growth strategy.

Key Skills and Experiences

	• Payments / FinTech Expertise	• SaaS / Technology / Innovation	• Senior Operating Leadership Experience

–   Mr. Lacerte has led BILL’s growth from a startup to a publicly traded company with over 2,200 employees and nearly half a million business customers. He oversaw the Company’s IPO in 2019 and has driven its strategic acquisitions, including Divvy, Invoice2go and Finmark, to broaden BILL’s capabilities and customer reach.

–   Having served as Chief Executive Officer and Chief Financial Officer of PayCycle, he gained deep experience in scaling SaaS platforms and driving innovation in payroll automation. Under his leadership, PayCycle became the then-largest online payroll solution and was acquired by Intuit, expanding the online capability of its payroll offering.

–   Mr. Lacerte brings experience in launching payment and fintech systems. Earlier in his career at Intuit, Mr. Lacerte launched the company’s first connected payroll product and built its bill payment and credit card businesses into multi-million-dollar operations.

Career Highlights

BILL Holdings, Inc. (NYSE: BILL)

•

Founder and Chief Executive Officer (since 2006)

PayCycle, Inc. – an online payroll solutions company (acquired by Intuit, Inc. in 2009)

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Chief Financial Officer and Co-Founder (2005-2006)

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Chief Executive Officer and Co-Founder (1999-2005)

Intuit Inc. (Nasdaq: INTU) – a financial software company

•

Group Product Manager (1994-1999)

Aida Alvarez

Independent Director

Director Since: 2022

Term Expires: 2027

Age: 76

Board Committees

•

Nominating and Corporate Governance

Education

•

B.A., English, Harvard University

Board Experience

•

Fastly, Inc. (NYSE: FSLY) (since 2019)

•

Stride, Inc. (NYSE: LRN)
(since 2017)

•

HP Inc. (NYSE: HPQ)
(2016-2025)

•

Oportun Financial Corporation (Nasdaq: OPRT) (2011-2022)

•

Walmart Inc. (NYSE: WMT) (2006-2016)

•

MUFG Union Bank
(NYSE: MUFG) (2004-2014)

•

PacifiCare Health Systems, Inc. (NYSE: PHSY, now UnitedHealth Group) (2003-2005)

Board Qualifications

Ms. Alvarez brings extensive expertise in financial oversight, regulatory compliance and public affairs to the Board, built through a career spanning investment banking and federal policy. At the U.S. Small Business Administration, she led complex financial system initiatives, guided organizations on growth and capital strategy, and advanced innovation for small and midsize businesses. Her service on boards of global corporations further enhances the Board’s perspective on leading practices related to governance, risk management and long-term value creation.

Key Skills and Experiences

• Enterprise Risk Management – Cybersecurity, Payments and Regulatory	• Governance	• Senior Operating Leadership

–   As Small Business Administrator, Ms. Alvarez served on President Clinton’s Cabinet, overseeing $60 billion in guaranteed loans and venture capital to support small and midsize businesses. This experience informs her contributions to the Board, particularly in shaping strategy focused on financial automation and customer-focused innovation.

–   Prior to that role, Ms. Alvarez was the inaugural Director of the Office of Federal Housing Enterprise Oversight, where she established the agency from the ground up. In that role, she ensured the capital adequacy and financial stability of Fannie Mae and Freddie Mac, overseeing a trillion-dollar segment of the secondary mortgage market.

–   Drawing on her experience overseeing large-scale operations, Ms. Alvarez has advised public company Boards on strategic growth and financing initiatives, including HP’s $1 billion acquisition of Samsung Printing Solutions in 2021.

Career Highlights

Various U.S. Public Service Positions

•

Administrator of the U.S. Small Business Administration (1996-2001)

•

Director of the Office of Federal Housing Enterprise Oversight (1993-1996)

First Boston Corporation – an investment bank (acquired by Credit Suisse)

•

Vice President, Public Finance (1988-1993)

Bear Stearns Companies, Inc. – an investment bank and financial services firm

•

Vice President, Public Finance (1985-1988)

Peter Feld

Independent Director

Director Since: 2025

Term Expires: 2027

Age: 46

Board Committees:

•

Nominating and Corporate Governance

Education

•

B.A., Economics, Tufts University

Board Experience

•

Qorvo (Nasdaq: QRVO) (since 2025)

•

Gen Digital Inc. (Nasdaq: GEN) (2018-2025)

•

Green Dot Corporation (NYSE: GDOT) (2022-2023)

•

GCP Applied Technologies Inc. (LON: GCP)
(2020-2022)

•

Magellan Health, Inc. (formerly NYSE: MGLN, acquired by Centene Corporation in 2022) (2019-2022)

Board Qualifications

Mr. Feld brings over 20 years of experience in corporate finance, governance and capital markets. In his current role as Managing Member, Portfolio Manager and Head of Research at Starboard Value, he has served on numerous technology company boards, guiding strategic transformation and operational improvements to create substantial value for shareholders.

Key Skills and Experiences

• Governance	• Senior Operating Leadership	• Strategy / M&A

–   At Starboard and Ramius, Mr. Feld has led high-impact shareholder initiatives, navigating complex transformations in sectors ranging from technology to consumer-facing businesses. He has overseen financial performance and industry data analysis, identifying undervalued companies with strong growth and margin improvement potential, pinpointing enhancement opportunities and developing strategic, operating and financial initiatives to unlock long-term value.

–   Mr. Feld has served on more than 15 public company boards, including currently at Qorvo, and previously at Gen Digital (f/k/a Norton LifeLock and Symantec), at AECOM, Marvell Technology Group, The Brink’s Company, Insperity, Darden Restaurants, Tessera Technologies (n/k/a Xperi Corporation) and Integrated Device Technology.

–   Mr. Feld began his career at Banc of America Securities, where he developed deep expertise in the technology sector.

Career Highlights

Starboard Value LP – an investment management firm

•

Co-Founder, Managing Member, Portfolio Manager, and Head of Research (since 2011)

Ramius LLC – an investment management firm

•

Managing Director and Head of Research, (2005-2011)

Banc of America Securities LLC (NYSE: BAC) – an investment banking subsidiary of Bank of America (merged with Merrill Lynch in 2008)

•

Analyst, Technology Investment Banking group (2001-2004)

Keri Gohman

Independent Director

Director Since: 2025

Term Expires: 2026

Age: 49

Board Committees

•

Audit

•

Compliance and Payments Operations Risk, Subcommittee of Audit Committee

Education

•

B.A., Liberty University

•

MBA, Lynchburg College

Board Experience

•

PatientNow, Inc. (since 2025)

•

CARET (2022-2024)

•

Passport Labs, Inc. (2021-2024)

•

Pleo Holdings ApS (Bain Capital Ventures Portfolio Company) (2021-2024)

Board Qualifications

Ms. Gohman brings over 20 years of experience at the intersection of the payments, banking and accounting sectors. She has held leadership and strategy roles with established financial services firms and technology companies, scaling SaaS businesses for growth and driving transformation through integrated payment solutions and scalable digital ecosystems. In her current role, as Chief Executive Officer at PatientNow, she focuses on providing embedded and digital solutions to small and midsize businesses.

Key Skills and Experiences

• Finance / Accounting	• Payments / FinTech	• Senior Operating Leadership

–   As senior executive leader of technology businesses, Ms. Gohman demonstrates a proven track record in P&L management and operational discipline across global markets. At CARET, she led the company through a strategic transformation, which included a rebranding and restructuring initiative that involved divesting a subsidiary to sharpen focus on its core SaaS practice management platform.

–   Currently at PatientNow and previously at CARET, Ms. Gohman oversaw the development of embedded receivables and payment services, among other offerings designed for small and mid-size client business client operations. She possesses deep expertise in financial, fintech and integrated payment solutions, shaped by her role as a partner at Bain Capital Ventures advising technology clients, and her hands-on leadership as Chief Platform Business Officer at Xero, where she led the innovation process of new financial service offerings.

–   Earlier in her career, Ms. Gohman held several leadership roles at Capital One, including serving as Head of the Small Business Bank. In that role, she oversaw payments and lending across digital and traditional banking channels, led regulatory engagements and managed credit risk and portfolio performance. She also played a pivotal role in advancing Capital One’s retail banking digital transformation through the development of its mobile and online platforms.

Career Highlights

PatientNow, Inc. – a medical practice management platform

•

Chief Executive Officer (since 2025)

CARET – a legal practice management platform

•

Chief Executive Officer (2022-2024)

Bain Capital Ventures, LP – a technology investment firm

•

Partner (2019-2022)

Xero Limited (ASX: XRO) – a cloud-based accounting software for small businesses

•

Chief Platform Business Officer (2018-2019)

•

President, Xero Americas (2016-2018)

Capital One Financial Corporation (NYSE: COF) – a leading American bank holding company and financial services provider

•

Executive Vice President, Head of Small Business Bank (2013-2016)

•

Senior Vice President, Small Business Deposits & Payments (2012-2013), Digital Banking Models (2010-2012)

•

Vice President, Sales and Customer Experience (2008-2010)

Intuit Inc. (Nasdaq: INTU) – a financial software company

•

Director, Sales & Support (2006-2008), Global Professional Services Business (2004-2006)

Lee Kirkpatrick

Independent Director

Director Since: 2025

Term Expires: 2027

Age: 64

Board Committees:

•

Audit

Education

•

B.S., Business Administration, University of Southern California

•

MBA, Finance, Columbia University

Board Experience

•

Olo Inc. (NYSE: OLO)
(since 2023)

•

Bilander Acquisition
Corp. (previously
Nasdaq: TWCB, SPAC)
(2021-2024)

•

Cellebrite DI Ltd.
(Nasdaq: CLBT) (2021)

Board Qualifications

Mr. Kirkpatrick brings extensive senior leadership experience in corporate finance, accounting and operations across high-growth technology companies. His work has spanned building internal controls and compliance frameworks for rapidly scaling organizations, while driving global strategies to improve efficiencies and expand margins. His proven ability to harness technology to meet evolving market demands enhances the Board’s oversight of strategic execution, innovation and risk management.

Key Skills and Experiences

• Finance / Accounting	• SaaS / Technology / Innovation	• Senior Operating Leadership

–   Mr. Kirkpatrick served as Chief Financial Officer at Twilio, which he joined as one of the first finance hires and scaled the global finance team to support growth from $23 million to $650 million in annual revenue. He led Twilio’s successful IPO in 2016 and drove strategic acquisitions, including SendGrid, expanding Twilio’s global reach, cloud and enterprise solutions. During Mr. Kirkpatrick’s tenure, the company delivered 332% in total shareholder returns following its IPO.

–   As Chief Operating Officer and Chief Financial Officer at SAY Media, Mr. Kirkpatrick oversaw product development, advertising and finance operations. He led the company’s expansion across the U.S. and Europe and executed multiple acquisitions, including the strategic purchase of Six Apart, which significantly broadened SAY Media’s reach.

–   At Ofoto, Mr. Kirkpatrick directed financial strategy and operations for a leading online photo platform serving millions of users. Following its acquisition by Eastman Kodak in 2001, he transitioned into senior operational roles, where he advanced growth initiatives and served on the $6.5 billion Consumer Digital Imaging Group’s leadership team.

Career Highlights

Twilio Inc. (NYSE: TWLO) – a leading customer engagement cloud communications company

•

Chief Financial Officer (2012-2018)

SAY Media, Inc. – a digital publishing and advertising company (acquired by TheMaven, Inc. in 2018)

•

Chief Financial Officer (2010-2011)

VideoEgg, Inc. – a digital publishing and advertising company (acquired by TheMaven, Inc. in 2018; now SAY Media, Inc.)

•

Chief Operating Officer and Chief Financial Officer (2007-2010)

Eastman Kodak Company – a global technology company specializing in commercial print, packaging, publishing, manufacturing and entertainment

•

Chief Operating Officer, Kodak Imaging Network (2004-2006)

Ofoto, Inc. – a leading online photo platform (acquired by Eastman Kodak Company in 2001)

•

Chief Financial Officer (2000-2004)

iOwn Inc. – an online platform specializing in mortgages and real estate services (acquired by Citigroup Inc. in 2001)

•

Chief Financial Officer (1998-2000)

HyperParallel, Inc. – a data mining software and services company (acquired by Yahoo! Inc. in 1998; now Altaba Inc.)

•

Chief Financial Officer (1997-1998)

Allison Mnookin

Independent Director

Director Since: 2029

Term Expires: 2027

Age: 55

Board Committees

•

Compensation (Chair)

Education

•

A.B., Women’s Studies, Harvard University

•

MBA, Harvard Business
School

Board Experience

•

LPL Financial Holdings Inc. (Nasdaq: LPLA) (since 2018)

•

Fleetmatics Group PLC (previously NYSE: FLTX) (2014-2016)

Board Qualifications

Ms. Mnookin is an accomplished senior technology executive in cloud and enterprise software. She has a strong track record of scaling technology platforms, leading operational transformations and delivering sustained growth by building robust business processes in SaaS and fintech. Her strategic and operational insights bolster the Board’s ability to guide the Company’s innovation initiatives.

Key Skills and Experiences

• Payments / FinTech	• SaaS / Technology / Innovation	• Senior Operating Leadership

–   Ms. Mnookin served as CEO of QuickBase, where she led the company’s strategic spinoff from Intuit and directed its overall business strategy, talent development and financial operations. Under her leadership, QuickBase grew its customer base to more than 500,000 business subscribers, including more than half of the Fortune 100.

–   Ms. Mnookin brings strategic expertise in developing and executing go-to-market strategies for innovation-focused fintech technologies. At QuickBase, a business unit of Intuit, she played a key role in product commercialization and marketing initiatives, including for Quicken Loans and Quicken Health.

–   Ms. Mnookin has deep experience in sales and marketing for technology companies and as a Vice President and General Manager at Intuit, she led a $500 million small business product portfolio, shaping her understanding of competitive pricing models and marketing in evolving markets.

Career Highlights

Harvard Business School – a graduate school of Harvard University

•

Senior Lecturer of Business Administration, Technology and Operations Management (since 2017)

QuickBase, Inc. – an online application software company

•

Chief Executive Officer (2016)

Intuit Inc. (Nasdaq: INTU) – a financial software company

•

General Manager and VP, QuickBase (2010-2016)

•

Commercial Leader, Quicken Health (2008-2010)

•

General Manager, QuickBooks – Main Street Segment (2005-2008)

•

General Manager and VP, QuickBooks (1997-2005)

Oracle Corporation (NYSE: ORCL) – a leading cloud technology company

•

Senior Manager, Ecommerce (1992-1996)

Tina Chan Reich

Independent Director

Director Since: 2022

Term Expires: 2026

Age: 49

Board Committees

•

Audit

•

Cybersecurity

•

Compliance and Payments Operations Risk (Chair), Subcommittee of Audit Committee

Education

•

B.S., Economics, Massachusetts Institute of Technology (MIT)

Board Experience

•

BAWAG Group AG, (VIE: BG) (since 2025)

•

Santander Holdings USA, Inc. and Santander Bank, N.A. (since 2023)

•

Altus Power, Inc. (NYSE: AMPS) (2023-2025)

Board Qualifications

Ms. Reich possesses extensive financial services and fintech experience, specializing in enterprise and technology-driven risk management, machine learning, artificial intelligence, data science and digital transformation. As a former executive at American Express Company, she offers the Board valuable insights into creating customer-focused digital innovation, data strategy and global expansion.

Key Skills and Experiences

• Enterprise Risk Management – Cybersecurity, Credit, Payments and Regulatory	• Payments / FinTech	• Senior Operating Leadership

–   At ROC Partners, Ms. Reich provides strategic guidance to companies such as Clara (a B2B Latin American S&E fintech) and Medius (a B2B Sweden-based enterprise AI Platform) on risk management, data governance and analytics. She also serves on the Dean’s Advisory Council for the MIT Schwarzman College of Computing.

–   As Chief Credit Officer at American Express, Ms. Reich led risk management for Global Business Financing, Payments and Digital Experiences Group, as well as Global Merchant and Network Services Group. Her responsibilities spanned underwriting for small business and corporate cards, merchant financing, business loans, B2B payment products, working capital solutions, digital solutions, cross-border and off-card payments. She also oversaw new product launches and the acquisition and integration of fintech platforms such as Kabbage, which offered automated lending and cash-flow management tools.

–   Ms. Reich brings deep technical expertise, acquired through her experience architecting a range of data science and machine learning services tailored to small and medium-sized businesses as Chief Data Scientist and Chief Risk Officer at Credibly. She was responsible for overseeing the entire data science and risk lifecycle, from attracting customers to algorithm development to collections management.

Career Highlights

ROC Partners – a consulting firm specializing in risk management, credit, payments, and data science/AI-driven platforms

•

Founder and Principal (since 2022)

American Express Company (NYSE: AXP) – a payment and card services company

•

SVP and Chief Credit Officer (2019-2021)

•

VP, Global Consumer Underwriting and New Deals, Products and Channels (2005-2009)

•

Director, Global Strategic Analysis and Testing for Small Business and Middle Market (2003-2005)

Credibly – a fintech lending platform for small and medium-sized businesses

•

Chief Risk Officer, Chief Data Scientist (2014-2018)

Citigroup Inc. (NYSE: C) – a leading multinational banking and financial services corporation

•

Group Head, Small Business and Commercial Banking Risk (2010-2014)

Alison Wagonfeld

Independent Director

Director Since: 2022

Term Expires: 2027

Age: 55

Board Committees

•

Compensation

•

Cybersecurity

Education

•

B.A., American Studies, Yale University

•

MBA, Entrepreneurship and Marketing, Harvard Business School

Board Qualifications

Ms. Wagonfeld is a seasoned marketing executive with a proven track record of accelerating growth and driving innovation for small and midsize businesses across software and fintech sectors. She co-founded Quicken Loans and in her current role as Chief Marketing Officer at Google Cloud leads global marketing initiatives that advance brand growth, customer engagement and market expansion.

Key Skills and Experiences

• SaaS / Technology / Innovation	• Sales / Marketing	• Senior Operating Leadership

–   Ms. Wagonfeld joined Google as the first global marketing leader for Google Cloud, covering Google Cloud Platform and Google Workspace, and contributing to the rapid growth of these businesses, which have grown over 200% since 2020 and now represent more than $50 billion in annual revenue.

–   As Partner at Emergence Capital, a leading Silicon Valley venture capital firm focused on enterprise cloud companies, Ms. Wagonfeld worked with over 30 SaaS companies, advising their CEOs and senior executives on value-creating strategies and go-to-market plans.

–   While at Intuit, Ms. Wagonfeld co-founded Quicken Loans, one of the first online mortgage websites. She led operational planning for the business and built strategic partnerships with financial institutions to scale the product’s growth.

Career Highlights

Alphabet Inc. (Nasdaq: GOOG) – a multinational technology company

•

Vice President, Marketing, Alphabet and Chief Marketing Officer, Google Cloud (since 2016)

Emergence Capital Partners – a venture capital firm focused on early and growth-stage enterprise cloud companies

•

Operating Partner (2013-2016)

Harvard Business School California Research Center

•

Executive Director (2001-2013)

Intuit, Inc. (Nasdaq: INTU) – a financial software company

•

Co-Founder, Quicken Loans and Director of Marketing (1996-1999)

Dan Wernikoff

Independent Director

Director Since: 2025

Term Expires: 2026

Age: 54

Board Committees

•

Compensation

Education

•

B.A., Finance, Miami
University

•

MBA, University of Pittsburgh

Board Experience

•

LegalZoom.com, Inc. (Nasdaq: LZ)
(2019-2024)

Board Qualifications

Mr. Wernikoff has over 15 years of senior executive experience leading well-known business and consumer brands in software and payments industries, with a focus on serving small and midsize companies. He has led organizations and product teams through significant growth shifts, including the transformation of QuickBooks from a desktop, US-Based software business to a global, cloud-based ecosystem. His extensive knowledge of financial products, emerging technologies and automation supports oversight of strategic expansions and shareholder value creating strategies.

Key Skills and Experiences

• Payments / FinTech	• SaaS / Technology / Innovation	• Senior Operating Leadership

–   As Chief Executive Officer of LegalZoom, Mr. Wernikoff transformed the company into a leading provider of small business formation services and successfully led its IPO in 2021. During his tenure, he shifted the company’s strategy toward a subscription-based model and launched several SaaS offerings, resulting in 67% revenue growth.

–   As Executive Vice President and General Manager of Intuit’s two flagship divisions – the Consumer Group (TurboTax) and the Small Business Group (QuickBooks) – Mr. Wernikoff led the development and launch of TurboTax Live, an AI enabled assisted tax platform and QuickBooks Online, the pre-eminent global financial ecosystem for small businesses.

–   Mr. Wernikoff contributes a decade of experience in the payments sector to the Board, having served as both product leader and General Manager for Intuit’s payments business. He also offers valuable insights from his earlier roles in online banking and brokerage at Charles Schwab and Bank One (now JP Morgan).

Career Highlights

LegalZoom.com, Inc. (Nasdaq: LZ) – an online legal technology and services company

•

Chief Executive Officer (2019-2024)

Intuit Inc. (Nasdaq: INTU) – a financial software company

•

Executive Vice President, General Manager, Consumer Group (2016-2018)

•

Executive Vice President, General Manager, Small Businesses Group (QuickBooks) (2014-2018)

•

Senior Vice President, General Manager, Financial Management Solutions (QuickBooks, Payments and Capital) (2010-2013)

•

Vice President, Product and Marketing, Small Business Group (2009-2010)

•

Product Management and User Experience (QuickBooks) (2008-2009)

•

Product Management, Payments (2003-2008)

Charles Schwab Corporation (NYSE: SCHW) – a multinational financial services company

•

Director of Product Management (1999-2003)

Bank One Corporation – a bank holding company (acquired by JPMorgan Chase)

•

Senior Product Manager (1997-1999)

•

Corporate Finance Officer (1995-1999)

OUR SKILLS, EXPERIENCE AND ATTRIBUTES

Director and Director Nominee Skills and Experience

Our Board brings and, we believe, our director nominees will bring, broad and deep experience to Company matters, and each individual director and director nominee offers a range of complementary skills that enhance the Board’s ability to exercise its oversight responsibilities on behalf of our stockholders. To better understand our Board’s composition and strengths, the following table represents certain of the skills and areas of expertise that we believe are most critical to the strategy and future success of our Company, and assigns the “top three” such skills for each member of our Board and our director nominees:

Experience and Expertise	A L V A R E Z	C A K E B R E A D(1)	D E R S E(2)	F E L D	G O H M A N	H O R N I K(2)	J A C O B S(1)	J O H N S O N(2)	K I R K P A T R I C K	K L I N E(2)	L A C E R T E	M N O O K I N	R E I C H	W A G O N F E L D	W E R N I K O F F

Senior Operating Leadership	x	x	x	x	x			x	x		x	x	x	x	x

Finance / Accounting		x	x		x				x

Payments / FinTech					x		x	x			x	x	x		x

SaaS / Technology / Innovation			x			x	x		x		x	x		x	x

Enterprise Risk Management – Cybersecurity, Payments and Regulatory	x									x			x

Sales / Marketing										x				x

Strategy / M&A		x		x		x	x	x

Governance	x			x		x				x

(1)	Mr. Cakebread and Mr. Jacobs will not stand for re-election at the Annual Meeting.
(2)	Director Nominee. Mr. Hornik and Ms. Kline are continuing directors, and Ms. Derse and Ms. Johnson are being nominated to our Board for the first time.

The above table does not purport to include all of the skills, experiences or qualifications that each director offers, and the fact that a particular skill is not listed for a director does not mean that the director does not possess it. Additionally, all of our directors possess integrity, sound judgment and a track record of professional success.

Independence of Directors

The listing rules of the NYSE generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act). To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our Board conducts an annual review of the independence of our directors. In its most recent review, our Board determined that each of Aida Alvarez, Steven Cakebread, Peter Feld, Keri Gohman, David Hornik, Brian Jacobs, Lee Kirkpatrick, Allie Kline, Allison Mnookin, Tina Reich, Alison Wagonfeld and Dan Wernikoff, representing 12 of our 13 current directors, and each of Natalie Derse and Beth Johnson, our additional director nominees, meet the requirements to serve as “independent directors” as defined under the applicable listing standards of the NYSE and the applicable rules and regulations promulgated by the SEC. Our Board has also determined that all members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent and satisfy the relevant SEC and NYSE independence requirements for such committees.

There are no family relationships between any of our directors or executive officers and any of our other directors or executive officers.

HOW WE ARE SELECTED AND ELECTED

Nomination to the Board of Directors

Candidates for nomination to our Board are selected by our Board based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our restated certificate of incorporation, as amended (our Charter), and our second amended and restated bylaws (our Bylaws), our Corporate Governance Guidelines and the criteria approved by our Board regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Stockholders wishing to recommend candidates for consideration by our Nominating and Corporate Governance Committee should submit their recommendations to the attention of the Corporate Secretary at the address of our principal executive offices. Information regarding the process for submitting stockholder nominations for candidates for membership on our Board is set forth below under “Stockholder Proposals to Be Presented at the Next Annual Meeting.”

Director Qualifications

With the goal of cultivating an experienced and highly-qualified Board, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.

Because the identification, evaluation and selection of qualified directors is a complex and nuanced process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board from time to time, our Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our Charter, Bylaws, Corporate Governance Guidelines and charters of the committees of our Board. In addition, neither our Board nor our Nominating and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the Nominating and Corporate Governance Committee takes into consideration many factors including, among other things, a candidate’s independence, integrity, diversity of thought, perspective and opinion, skills, financial, risk management and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to the responsibilities of our Board in the context of its existing composition. Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote board membership that reflects a range of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our Board’s overall effectiveness. The brief biographical description of each director set forth in “Our Board of Directors—Who We Are—Director Nominees and —Continuing Directors” above includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

HOW WE GOVERN AND ARE GOVERNED

Governance Highlights

Corporate governance at BILL is designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, foster responsible decision-making and engender public trust.

INDEPENDENCE	BOARD PRACTICES

•

All non-employee directors are independent

•

We separate our Chair and Lead Independent Director positions

•

We have continuously refreshed our Board with independent directors with key operational and industry experience, including:

o  In January 2025, we appointed Keri Gohman and Dan Wernikoff

o  In October 2025, we appointed Peter Feld and Lee Kirkpatrick, and nominated Natalie Derse and Beth Johnson

•

Independent directors meet regularly in executive session

•

All Board committee and subcommittee members are independent

•

The Board maintains related-party transaction standards for any direct or indirect involvement of a director in Company business activities

•

Through fiscal 2025 to date, the Board appointed new independent directors to each of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee; in fiscal 2024, it appointed a new Compensation Committee Chair and independent compensation consultant, in each case to bring new perspectives to our processes and practices

•

Our Nominating and Corporate Governance Committee annually reviews our governance profile and considers features to be improved or modified, as well as the appropriateness of sunsetting certain protective provisions as our company mature

•

Regular review of compensation practices, retention, and human capital initiatives

•

Our Board and all Board committees conduct a thorough annual self-evaluation process

•

Regular review of Board and management succession planning

ACCOUNTABILITY / RISK MITIGATION	ETHICS AND RISK PRACTICES

•

Annual stockholder advisory vote to approve Named Executive Officer compensation

•

Proactive, robust and multifaceted stockholder engagement program, with meetings around financial, strategic, executive compensation, sustainability and other matters

•

Compensation Clawback Policy

•

Stock Ownership Guidelines for our executives and directors

•

Prohibition on hedging and restrictions on pledging transactions by executive officers and directors

•

The Board and Board committees focus on risk oversight practices, including overseeing financial, cybersecurity, data privacy, legal, and regulatory risk, as well as AI, climate and other critical evolving areas

•

Our Cybersecurity Committee provides critical oversight of cybersecurity, privacy, AI and data governance matters and best practices

•

Our Compliance and Payments Operations Risk Subcommittee provides oversight of payments-related regulatory and operational risks, which we view as essential in light of our scale

•

Our Code of Business Conduct and Ethics applies to all employees, directors and independent contractors

•

Whistleblower hotline available to all employees as well as third parties

•

Audit Committee is responsible for reviewing any complaints regarding accounting, internal accounting controls, auditing or federal securities matters

Governance Evolution

We completed our initial public offering in December 2019, and our corporate governance profile, which contains certain protections against sudden changes instigated by opportunistic third parties, is generally consistent with that of many other recently-public technology companies. That said, we are mindful of stockholder perspectives on these issues.

Beginning in 2021, members of our Board and management team have undertaken extensive outreach efforts to gather stockholder feedback, identify key areas of focus and inform the Board’s future decisions. A consistent theme across this engagement has been that while many of our stockholders accept our current corporate governance profile and recognize that there are some circumstances in which certain governance features may be beneficial, they also expect our governance profile to evolve over time.

Consistent with stockholder feedback, we intend to sunset certain of our protective provisions and give stockholders greater ability to influence our governance directly on a phased basis in coming years. To that end, our Nominating and Corporate Governance Committee annually conducts a full review of our governing documents towards determining the appropriate path forward for sunsetting certain of our protective provisions.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of our Company. Our Nominating and Corporate Governance Committee periodically reviews the Corporate Governance Guidelines, and recommends changes to our Board as warranted. Our Corporate Governance Guidelines mandate, and our Nominating and Corporate Governance Committee annually conducts, a thorough Board and Board committee self-assessment process.

Our Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at investor.bill.com, by clicking “Governance Documents” in the “Governance” section of our website.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board shall be free to choose its chairperson in any way that it considers in the best interests of our Company, and that the Nominating and Corporate Governance Committee shall periodically consider the leadership structure of our Board and make such recommendations to our Board with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors may designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person and a lead independent director has been designated, the chairperson schedules and sets the agenda for meetings of our Board in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. The responsibilities of the lead independent director include:

•	Calling meetings of the independent directors;

•	Presiding at executive sessions of independent directors;

•	Serving as a liaison between the chairperson and the independent directors;

•	Consulting with management regarding agendas for Board meetings;

•	Disseminating information to our Board;

•	Being available under appropriate circumstances for communication with stockholders; and

•	Performing such other functions and responsibilities as requested by our Board from time to time.

In accordance with our Corporate Governance Guidelines, we have a Lead Independent Director of the Board separate from our chairperson. Mr. Lacerte is our Chairman and Chief Executive Officer and Ms. Kline is the Lead Independent Director of the Board. The Board believes that this leadership structure reflects the role and responsibilities of the chief executive officer in our business and operations as well as the significant involvement and authority vested in a separate lead independent director of the Board. The Board retains the authority to modify this structure as it deems appropriate.

Director Emeritus

Our Corporate Governance Guidelines provide that any director who is not an officer or employee of the Company and who has served as a member of our Board for five or more years and during such time has served as either Chairman or Lead Independent Director on our Board is eligible to be appointed as a director emeritus upon his or her retirement or resignation. A director emeritus may attend and participate in discussions of the business and our

Company at regular and special meetings of our Board and may offer advice and opinions to our Board and committees of our Board, but is not entitled to vote on any matter and does not count for meeting quorum purposes.

In January 2025, Peter Kight, our former Lead Independent Director, retired from our Board and was appointed as a director emeritus upon his retirement.

Our Board of Directors’ Role in Risk Oversight

While the full Board has overall responsibility for risk oversight, the committees of our Board oversee and review specific risk areas. The risk oversight responsibility of our Board and its committees is supported by our management reporting processes, which are designed to provide visibility to our Board and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity, interest rate, foreign exchange and tax), legal, regulatory, compensation, cybersecurity, privacy, payments, compliance, fraud and reputational risks. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions.

In 2023, our Board undertook an internal review and determined to reorganize its allocation of risk management responsibilities, deciding to disband its incumbent Risk and Compliance Committee and to establish: (i) a new Board committee, the Cybersecurity Committee, focused on cybersecurity matters, which the Board determined to be sufficiently distinct and critical to warrant separate treatment; and (ii) a new subcommittee of the Audit Committee, the Compliance and Payments Operations Risk Subcommittee, focused on the specific compliance and payments operations risks inherent to our business due to the large volume of payments we process, which exceeded $325 billion in fiscal 2025. We continue to review this structure to ensure it efficiently maps to the evolving needs of our organization.

Each committee of our Board meets with key management personnel and representatives of outside advisors, as appropriate, to oversee risks associated with their respective principal areas of focus. Our Audit Committee reviews our major financial and other risk exposures, our internal control over financial reporting, our disclosure controls and procedures, legal and regulatory compliance, and, among other things, discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. Our Compensation Committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures. Our Nominating and Corporate Governance Committee assesses risks relating to our corporate governance practices, the independence of our Board and reviews our Board’s leadership structure and role in risk oversight. Our Cybersecurity Committee, with quarterly briefings from management, oversees cybersecurity and data protection activities to ensure that we are actively and appropriately protecting our data as well as that of our employees, customers and suppliers and that we are meeting data protection compliance requirements. Our Cybersecurity Committee also oversees our AI risks, including risks related to the design of our AI agents, our use of internally-designed AI tools to enhance our operating efficiency, and risks arising from third-party AI tools we introduce into our environment. Finally, our Compliance and Payments Operations Risk Subcommittee assists our Audit Committee and Board in its oversight and monitoring of the Company’s management of systems and operational risk related to customer payments and related money-movement business operations and regulatory compliance.

We believe this Board leadership structure and division of responsibilities enables us and our Board to effectively address the risks we face as our business continues to grow in scale and complexity.

Committees of Our Board of Directors

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Cybersecurity Committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our Board. Copies of the charters for each Board-level committee are available on the “Investor Relations” section of our website, which is located at investor.bill.com, by clicking on “Governance Documents” in the “Governance” section of our website.

Audit Committee

Our Audit Committee is composed of Mr. Cakebread, who is the chair of the committee, Ms. Gohman, Ms. Kline, and Ms. Reich. Following the Annual Meeting, we expect Mr. Kirkpatrick to serve as chair of the committee, Ms. Derse to join the committee, and Ms. Gohman and Ms. Reich to continue as members of the committee. Each member of our Audit Committee is independent under the current NYSE Listing Standards and SEC rules and regulations. Each member of our Audit Committee is financially literate as required by the current NYSE Listing Standards. In addition, our Board has determined that each of Mr. Cakebread and Mr. Kirkpatrick qualifies as an “audit committee financial expert” as defined in SEC rules and regulations. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board. Our Audit Committee is responsible for, among other things:

•	Selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	Ensuring the independence of the independent registered public accounting firm;

•	Discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•	Establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	Considering the adequacy of our internal controls and internal audit function;

•	Reviewing related-party transactions that are material or otherwise implicate disclosure requirements; and

•	Approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

In addition, the Compliance and Payments Operations Risk Subcommittee of the Audit Committee, focused on compliance and payments operations risks, consists of Ms. Reich, who is the chair of the subcommittee, and Ms. Gohman, two of our independent directors. This subcommittee is responsible for, among other things:

•	Overseeing our risk program related to customer payments and related money-movement business operations;

•	Reviewing our compliance with money transmission and related laws and regulations and banking system, bank partner and payment network rules and requirements; and

•	Discussing with management reports and inquiries from regulatory or governmental agencies and any material incidents, reports, programs and initiatives.

Compensation Committee

Our Compensation Committee is composed of Ms. Mnookin, who is the chair of the committee, Mr. Jacobs, Mr. Wernikoff, and Ms. Wagonfeld. Following the Annual Meeting, we expect Ms. Johnson to be appointed as a member of the Compensation Committee, Ms. Mnookin to continue as the chair of the committee, and Mr. Wernikoff and Ms. Wagonfeld to continue as members of the committee. Each member of our Compensation Committee is independent under the current NYSE Listing Standards. Each member of this committee is a non-employee director, as defined in SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

•	Reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•	Reviewing and recommending to our Board the compensation of our directors;

•	Reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans;

•	Reviewing our human capital-related practices, programs and initiatives;

•	Reviewing with management our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such risks; and

•	Establishing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Ms. Kline, who is the chair of the committee, Ms. Alvarez, Mr. Feld and Mr. Hornik. Each member of our Nominating and Corporate Governance Committee is independent under the current NYSE Listing Standards. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	Identifying and recommending candidates for membership on our Board;

•	Recommending directors to serve on Board committees;

•	Reviewing and recommending to our Board any changes to our corporate governance principles;

•	Overseeing the process of evaluating the performance of our Board;

•	Overseeing our sustainability goals and objectives, strategy, practices and disclosures, in consultation with other committees of the Board;

•	Overseeing executive and Board succession planning; and

•	Advising our Board on corporate governance matters.

Cybersecurity Committee

Our Cybersecurity Committee is currently composed of Ms. Wagonfeld and Ms. Reich, each of whom is an independent director under applicable rules. Our Cybersecurity Committee is responsible for, among other things:

•	Understanding our key risks and the measures implemented by the Company to mitigate and prevent cyber attacks and respond to data breaches;

•	Assessing our cybersecurity architecture, technology, controls, and policies, as well as overall security culture and employee adherence to best practices;

•

Overseeing our cybersecurity strategy and technology planning processes in light of the threat landscape facing us and our products, services and operations, including regularly reviewing the results of cybersecurity threat exercises;

•

Receiving quarterly updates from members of our Executive Security Risk Management Committee, which is comprised of senior members (VP-level or above) of our engineering, legal and compliance, people, operations, risk management, marketing, finance and product departments;

•	Overseeing our compliance with applicable information security and data protection laws and industry standards; and

•	Reviewing our privacy and data governance programs.

Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during fiscal 2025 were Ms. Mnookin, Mr. Jacobs, Scott Wagner (a former director who retired from the Board in January 2025), Ms. Wagonfeld, and Mr. Wernikoff. None of the members of our Compensation Committee in fiscal 2025 was at any time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation
S-K.
During fiscal 2025, none of our executive officers served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee.
Board and Committee Meetings and Attendance
Our Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During fiscal 2025, our Board met five times and also acted by unanimous written consent. During fiscal 2025, each member of our Board attended at least 75% of the aggregate of all meetings of our Board and of all meetings of committees of our Board on which such member served that were held during the period in which such director served. The non-employee
directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. During fiscal 2025, our Audit Committee met eight times, our Compensation Committee met eight times, our Nominating and Corporate Governance Committee met four times, and our Cybersecurity Committee met four times. Finally, our policy is to invite and encourage each member of our Board to be present at our annual meetings of stockholders. Six of the twelve members of our Board attended our 2024 annual meeting of stockholders in their capacity as directors of our Company.
Insider Trading Policy
Our Board has adopted an insider trading policy and procedures that govern the purchase, sale, and other disposition of our securities by our employees, including our officers, independent contractors and directors. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as the exchange listing standards applicable to us. Our insider trading policies and procedures prohibit our employees, directors, officers, and consultants from trading in our securities while in possession of material non-public
information, among other things. Our insider trading policy also provides that we will not transact in any of our securities unless in compliance with applicable U.S. securities laws, rules and regulations and the exchange listing standards applicable to us. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report on
Form 10-K
for the fiscal year ended June 30, 2025.
Code of Business Conduct and
Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all the members of our Board, officers and employees. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at investor.bill.com under “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirements under applicable SEC and NYSE rules and regulations regarding amendments to, or waivers of, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

HOW WE COMMUNICATE WITH AND LISTEN TO YOU

We believe that effective corporate governance includes year-round engagement with our stockholders and other stakeholders. We meet regularly with our stockholders to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. We engage with many of our large stockholders multiple times a year, both on an ad hoc basis and regularly in conjunction with our quarterly earnings announcements. Our Investor Relations team also has hundreds of touchpoints with smaller stockholders each year. We find it beneficial to have ongoing dialogue with our stockholders throughout the year on a full range of topics (instead of engaging with stockholders only prior to our annual meeting on issues to be voted on in the proxy statement).

Our direct engagement with stockholders helps us better understand our stockholders’ priorities, perspectives, and issues of concern, allows us to elaborate on our many initiatives and practices, and informs the Board’s deliberations. We take insights from this feedback into consideration and regularly share them with our Board as we review and evolve our practices and disclosures.

Our Board has created a number of other ways for stockholders and other stakeholders to provide input including:

•	Attending the Annual Meeting and submitting questions to be addressed during the meeting;

•	Attending quarterly earnings calls, investor conferences and other similar opportunities;

•	Calling our company number, 1-650-621-7700;

•	Sending an email to an individual director, a committee, or the full Board at corpsec@hq.bill.com;

•	Mailing a letter to us at 6220 America Center Drive, Suite 100, San Jose, California 95002, Attn: Corporate Secretary; or

•	Requesting a stockholder engagement meeting via one of the means outlined here.

All communications are reviewed by the Corporate Secretary and provided to the Board or any individual director or committee of the Board, as appropriate.

HOW WE ARE PAID

Fiscal 2025 Director Compensation

Annually, the Compensation Committee evaluates the Company’s non-employee director compensation design, competitiveness, and effectiveness, to help ensure the program continues to facilitate the attraction and retention of highly qualified Board members. For fiscal 2025, the Compensation Committee engaged Compensia, Inc. (Compensia) as its independent compensation consultant to review the competitiveness of our non-employee director compensation program relative to industry peers and other comparably-sized companies and provide recommendations as deemed appropriate. The industry peer groups used in these periodic market studies are the same ones used to assess pay competitiveness for our named executive officers. For fiscal 2025, based on this analysis of our program as compared to our industry peers, Compensia did not recommend any changes to our existing non-employee director compensation program. During fiscal 2025, the Compensation Committee engaged Semler Brossy Consulting Group LLC (Semler Brossy) as its independent compensation consultant, and Semler Brossy reviewed our director compensation for purposes of fiscal 2026.

The following table provides information regarding all fiscal 2025 compensation awarded to, earned by or paid to each person who served as a director for some portion or all of fiscal 2025, other than Mr. Lacerte, our Chief Executive Officer. Mr. Lacerte is not included in the table below, as he is also our employee and receives no additional compensation for his service as a director. The compensation received by Mr. Lacerte as an employee is shown in “Executive Compensation—Fiscal 2025 Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Aida Alvarez	$39,000	$200,010	$239,010

Steven Cakebread	$55,000	$200,010	$255,010

Steve Fisher(3)	$50,000	$200,010	$250,010

Keri Gohman(4)	$22,458	$400,004	$422,463

David Hornik	$39,000	$200,010	$239,010

Brian Jacobs	$42,500	$200,010	$242,510

Peter Kight(5)	$29,563	$299,989	$325,176

Allie Kline	$75,000	$200,010	$275,010

Allison Mnookin	$53,000	$200,010	$253,010

Tina Reich(6)	$63,039	$200,010	$263,049

Scott Wagner(7)	$23,021	$200,010	$223,030

Alison Wagonfeld	$45,188	$200,010	$245,197

Dan Wernikoff(8)	$19,479	$400,004	$419,484

(1)

The amounts reported in these columns represent the aggregate grant date fair value of restricted stock units (RSUs) or option awards made to directors in fiscal 2025 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (ASC 718). This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our common stock. Our non-employee directors held option and RSU awards to acquire the following number of shares as of June 30, 2025:

	Number of Shares Underlying Outstanding Awards
Name	Option Awards (#)	Stock Awards (#)

Aida Alvarez	—	2,095

Steven Cakebread	13,333	2,095

Steve Fisher	—	2,095

Keri Gohman		4,593

David Hornik	—	2,095

Brian Jacobs	—	2,095

Peter Kight	33,333	1,148

	Number of Shares Underlying Outstanding Awards
Name	Option Awards (#)	Stock Awards (#)

Allie Kline	—	2,095

Allison Mnookin	53,333	2,095

Tina Reich	—	2,095

Scott Wagner	—	—

Alison Wagonfeld	—	3,134

Dan Wernikoff	—	4,593

(2)	Director RSU awards vest in accordance with the initial and annual grant vesting schedules described below under “—Non-Employee Director Compensation Arrangements.”

(3)	Mr. Fisher resigned from our Board in October 2025.

(4)	Ms. Gohman joined our Board in January 2025.

(5)

Mr. Kight resigned from our Board and was appointed director emeritus in January 2025, upon which his fiscal 2025 Annual Award (with a grant date fair value of $200,010) was cancelled and an award of approximately $100,000 in RSUs was granted in consideration of his services as director emeritus. See “Certain Relationships and Related Party Transactions—Director Emeritus Agreement” for additional detail regarding Mr. Kight’s director emeritus compensation.

(6)	Total excludes payment of approximately $5,000 for Ms. Reich to attend a director education event.

(7)	Mr. Wagner departed our Board in January 2025.

(8)	Mr. Wernikoff joined our Board in January 2025.

In addition, upon their appointments to the Board in October 2025, each of Mr. Feld and Mr. Kirkpatrick were granted Initial Awards (as defined below).

Non-Employee Director Equity Compensation

Under our current compensation practices, our non-employee directors receive equity compensation for their service as directors, which we believe reinforces alignment with our stockholders and is consistent with our overall compensation philosophy. Each non-employee director is entitled to receive RSUs under our 2019 Equity Incentive Plan (the 2019 Plan), as described below. The policy and amounts described below are those that were in effect during fiscal year 2025.

Each new non-employee director appointed to the Board will be granted RSUs covering shares with a value equal to approximately $400,000 (the Initial Award), which will be granted on the date of the non-employee director’s appointment to the Board (the Initial Award Grant Date). The Initial Award will vest in three equal annual installments on the anniversary of the Initial Award Grant Date, subject to continued service on each applicable vesting date.

On the date of each annual meeting of our stockholders, each continuing non-employee director will be granted RSUs covering shares with a value equal to approximately $200,000 (the Annual Award), prorated for non-employee directors who join between annual meetings of the Company’s stockholders. The Annual Award will vest on the earlier of (a) the date of the next annual meeting of the Company’s stockholders and (b) the date that is one year following the grant date of such Annual Award, subject to continued service on each applicable vesting date.

Non-Employee Director Cash Compensation

For fiscal 2025, each non-employee director received annual cash compensation of $35,000 for service on the Board, and additional cash compensation for the chairperson and committee members as set forth below. All cash payments were made quarterly in arrears and were prorated for any partial quarters of service.

•	Lead Independent Director: $20,000

•	Audit Committee Chair: $20,000

•	Audit Committee Member (Non-Chair): $10,000

○	Compliance and Payments Operations Risk Subcommittee Chair: $8,000

○	Compliance and Payments Operations Risk Subcommittee Member (Non-Chair): $4,000

•	Compensation Committee Chair: $15,000

•	Compensation Committee Member (Non-Chair): $7,500

•	Nominating and Corporate Governance Committee Chair: $10,000

•	Nominating and Corporate Governance Committee Member (Non-Chair): $4,000

•	Cybersecurity Committee Chair: $15,000

•	Cybersecurity Committee Member (Non-Chair): $7,500

Other Compensation

Non-employee directors receive no other form of remuneration, perquisites or benefits for their service as members of our Board, but they are reimbursed for their reasonable travel expenses incurred in attending Board and committee meetings, certain Company events and approved continuing education programs.

Stock Ownership Guidelines

We maintain a stock ownership policy for our non-employee directors. Our stock ownership policy requires our non-employee directors to acquire and hold a number of shares of our Company’s common stock equal in value to five times the director’s annual cash retainer for regular service on the Board until such director’s service on the Board ceases. We only count directly and beneficially owned shares, including shares underlying vested RSUs that are held or deferred and shares received on exercise of stock options and shares held in trust. Each non-employee director has until the last day of our fiscal year that includes the fifth anniversary of the later of his or her initial appointment to the Board or from the effective date of the policy to attain the required ownership level. The Compensation Committee may make exceptions in situations where the stock ownership policy would cause a severe hardship. As of June 30, 2025, all of our incumbent non-employee directors have either achieved the recommended ownership level or are expected to achieve the recommended ownership level within five years of their initial election or appointment to our Board.

Executive Death, Disability, and Retirement Policy

We maintain an equity vesting policy for executive death, disability, and retirement for employees at the executive vice president level or above. This policy provides for the acceleration of outstanding equity awards for long-tenured employees in connection with such a person’s death or disability while employed by us, as well as, under certain circumstances, continued vesting of outstanding equity awards in connection with a qualifying employee’s retirement and provision of continued advisory services to us.

OUR COMPANY

BILL AT A GLANCE

Our mission is to make it simple to connect and do business.

We are the intelligent finance platform trusted by nearly half a million businesses and their accountants to manage, move, and maximize their money. BILL powers businesses ranging from fast-moving startups to growing companies with complex operations. We use AI to deliver strategic finance capabilities in one integrated platform that includes AP, AR, expenses, forecasting, procurement and more. With a member network of more than one million, BILL’s platform processes ~1% of US GDP annually. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and software providers.

BILL’s purpose-built, artificial intelligence-enabled financial software platform creates seamless connections between our customers, their suppliers, and their clients. Businesses on our platform generate and process invoices, streamline approvals, make and receive payments, manage employee expenses, sync with their accounting system, foster collaboration, and manage their cash flow. We have built sophisticated integrations with popular accounting software solutions, banks, card issuers, and payment processors, enabling our customers to access these mission-critical services quickly and easily. Our integrated platform also includes BILL Spend and Expense, our spend and expense management product, which provides a solution for businesses to have smart corporate cards, build and monitor budgets, manage payments, and eliminate the need for manual expense reports.

WHO WE ARE

We are a team of over 2,200 employees in the U.S. and abroad, with a shared passion for delivering the tools, user experience and infrastructure necessary to enable SMBs to simplify financial operations and thrive.

Our executive officers are chosen by and serve at the discretion of our Board. As of October 20, 2025, our executive officers were René Lacerte, John Rettig, Rohini Jain, Mary Kay Bowman, Mike Cieri and Ken Moss. For information regarding Mr. Lacerte, our Chief Executive Officer and Co-Founder, refer to “Who We Are—Director Nominees” above. Information regarding our other executive officers is included below:

John Rettig President and Chief Operating Officer Age: 60 Joined Company in June 2014

Experience

•

Chief Financial Officer, Exponential Interactive, Inc., an advertising intelligence and digital media solutions company (May 2005 – June 2014)

•

Director and Audit Committee Chair, Arcadia Power, Inc., a private climate technology company (November 2022 – Present)

•

Previously, Mr. Rettig served in senior finance roles at high growth companies in the ecommerce, software, and Internet spaces, including Reflect.com, a Procter & Gamble personalized beauty spin-off; Achieva.com/Kaplan, Inc., a leading e-learning company; and E-Global Network, Inc., a software infrastructure company building payments systems. He also served as Senior Director of Finance for Excite@Home, the broadband access and Internet portal created by the $6.7 billion merger of @Home and Excite, Inc.

Education • B.S., Saint Mary’s College of California

Rohini Jain Chief Financial Officer Age: 46 Joined Company in July 2025

Experience

•

Senior Vice President and Chief Financial Officer, Enterprise Business and Merchant Platforms and various other roles, PayPal Inc. (Nasdaq: PYPL), a multinational financial technology company (April 2016 – June 2025)

•

Senior Director, FP&A, Walmart eCommerce, the online business of the American multinational retail corporation (June 2015 – March 2016)

•

Director, Shipping Finance & Analytics, eBay Inc. (Nasdaq: EBAY), a global online marketplace (August 2013- June 2015)

Education • Chartered Accountant, The Institute of Chartered Accountants of India • M.S., in Finance, The London School of Economics and Political Science

Mary Kay Bowman Executive Vice President, General Manager of Payments and Financial Services Age: 57 Joined Company in August 2024

Experience

•

Head of Global Buyer, Seller and Platform Product and Solutions, Visa, Inc. (NYSE: V), a multinational digital payments company (January 2019 – December 2022)

•

Head of Payments, Block, Inc. (previously Square, Inc.) (NYSE: XYZ), a financial services platform (April 2015 – January 2019)

•

Director, Global Payments, Amazon.com, Inc. (Nasdaq: AMZN), a multinational e-commerce company (March 2004 – April 2015)

Education • B.A., Business Administration and Art, Saint Mary’s University of Minnesota

Mike Cieri Executive Vice President, General Manager of Software Solutions Age: 46 Joined Company in May 2025

Experience

•

Chief Product Officer and Head of People Platform, Gusto Inc., a payroll and human resource platform serving SMBs (January 2023 – May 2025)

•

Vice President of Product Management, Opendoor Technologies Inc. (Nasdaq: OPEN), a digital platform for residential real estate transactions (April 2021 – February 2023)

•

Head of Product, and various other roles, Block, Inc. (previously Square Inc.) (NYSE: XYZ), a consumer and merchant financial services and technology company (October 2013 – April 2021)

Education • B.S. Computer Science, University of Wisconsin • MBA, University of Chicago

Ken Moss Chief Technology Officer Age: 59 Joined Company in April 2023

Experience

•

Chief Technology Officer, Electronic Arts, Inc. (Nasdaq: EA), a digital interactive entertainment company (July 2014 – August 2022)

•

Vice President of Marketplaces Technology, Science and Data, eBay, Inc. (Nasdaq: EBAY), a multinational e-commerce company (November 2011 – July 2014)

•

Chief Executive Officer and co-Founder, CrowdEye, Inc., a social search engine (October 2008 – November 2011)

•

General Manager, Director of Development, and Founder of Internet Search, and other roles, Microsoft Corporation (Nasdaq: MSFT), a multinational technology company (1988 – 2008)

Education • B.A., Molecular Biology, Princeton University

FISCAL 2025 PERFORMANCE

Fiscal 2025 was an important year for BILL as we fortified our position as the essential financial operations platform for SMBs. Our integrated platform provided SMBs with access to capital, and empowered businesses with additional insights and control of their cash flow. Our financial performance in fiscal 2025 demonstrated the strength of our business and the rigor of our execution in driving growth and expanding profitability. Total Revenue for Fiscal 2025 was nearly $1.462 billion, up 13% year-over-year. We transacted over $325 billion in total payment volume, which represented approximately 1% of U.S. gross domestic product.

Fiscal 2025 Financial and Business Highlights

The list below sets forth our key financial and business highlights for fiscal 2025:

•	Total revenue increased by 13%, to $1,462.6 million;

•	Core revenue, which consists of subscription and transaction fees, increased by 16% to $1,300.8 million. Float revenue, which consists of interest on funds held for customers, was $161.8 million;

•	Non-GAAP gross profit was $1,242.7 million, representing an 85.0% gross margin[1];

•	Exceeded the high-end of our initial guidance for non-GAAP operating income by 23%, or $239 million, even as we funded new AI capabilities[1];

•	Served 493,800 businesses using our solutions as of June 30, 2025;

•	Processed $329.8 billion in total payment volume (TPV);

•	Processed 121.3 million transactions;

•	As of June 30, 2025, approximately 8.3 million network members had originated or received an electronic payment using our platform, an increase of 18% year-over-year;

•

Repurchased approximately $500 million in shares of our common stock, reflecting our strong cash position and our belief that our common stock was undervalued during much of the year; additionally, we announced a new $300 million share repurchase program in August 2025;

•

Issued $1.4 billion aggregate principal amount of 0% Convertible Senior Notes due 2030 while repurchasing approximately $131 million and $409 million of our outstanding 0% Convertible Senior Notes due 2025 and 2027, respectively, reflecting our prudent approach to liability management;

•

Refreshed our Board: (i) in January 2025, with the appointment of two new independent directors with exceptional industry, financial and operational experience: Keri Gohman, CEO of PatientNow and former CEO of CARET and Chief Platform Business Officer of Xero, and Dan Wernikoff, former CEO of LegalZoom and EVP and General Manager at Intuit; and (ii) in October 2025, with the appointment of Peter Feld, Managing Member, Portfolio Manager and Head of Research, Starboard Value LP, and Lee Kirkpatrick, the Former CFO of Twilio; and

•

Augmented our executive leadership team with the additions of Rohini Jain as CFO (July 2025), Mary Kay Bowman, as EVP and GM of Payments and Financial Services and Mike Cieri as EVP and GM of Software Solutions.

1 Non-GAAP Operating Income and Non-GAAP Gross Profit are not prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP). See Appendix A for a reconciliation to GAAP.

HOW WE DO IT

Corporate Responsibility Highlights

Corporate responsibility is embedded in our business strategy. Using our platform enables businesses to eliminate manual, paper-based processes. Our solutions drive adoption of e-payments, virtual collaboration and digital documents to reduce consumption of paper, traditional mail, and travel. We processed over 120 million transactions in fiscal 2025, replacing many paper-based processes with electronic ones and thereby reducing paper waste and emissions from physical delivery. Moreover, by providing SMBs with powerful electronic payment tools, including international payments, invoice financing and instant transfer, we believe we are positively impacting the thousands of communities in which businesses using our solutions live and operate - all in a sustainable way.

We are committed to helping build a stronger future for businesses using our solutions, as well as for their communities, and stakeholders. We take this commitment seriously and will continue to provide transparent disclosures on the progress of this work through both our internal and external communications. Our executive leadership team sponsors and funds our corporate responsibility programs, with our Board exercising ultimate oversight.

In furtherance of this commitment, we have been measuring our carbon emissions since 2023. In 2024, we reported our emissions to the Carbon Disclosure Project (CDP) for the first time and, in 2025, we again reported such emissions and obtained an independent third-party audit. As our operations continue to grow, we expect to further evolve our environmental initiatives, consistent with the expectations of our investors and stakeholders and in accordance with applicable law.

Guided by best practices, feedback we receive from our stockholders, and third-party frameworks such as the Sustainability Accounting Standards Board Software & IT Services standards, we are focused on the initiatives described below.

Human Capital

Our Culture and Employees

Our culture enables us to attract and retain exceptional talent. We center our culture around five values which are core to who we are, guide how we operate, define how we treat each other, and help make our teams strong, cohesive units:

•	Humble – No ego;

•	Authentic – We are who we are;

•	Passionate – Love what we do;

•	Accountable – To each other and our network; and

•	Fun – Celebrate the moments.

As of June 30, 2025, we had a total of 2,364 employees working in two offices in the U.S.: San Jose, CA, and Draper, UT; and others working remotely. We also employ individuals on a temporary basis and use the services of contractors as necessary.

We know our success is tied to recruiting, developing, and retaining our employees. Our Chief People Officer is responsible for creating and implementing our initiatives around our employees and our Board has ultimate oversight and receives updates on these initiatives periodically.

To support hiring the best talent for BILL, we have a rigorous interview process with training for hiring managers and interviewers, interview guides tailored specifically for different roles, and impartial talent champions whose role is to uphold BILL’s high hiring standards in our candidate debriefs. We leverage data and analytics to align the recruiting function to business growth and revenue drivers. We also partner with organizations like Codepath.org and ColorStack to support students interested in technical careers. In addition, we have an Ambassador Program that gives candidates an opportunity to connect with current employees to learn more about BILL’s culture before deciding to join BILL.

BILL offers market-competitive base salaries, semi-annual bonuses, and sales incentives. Many of our employees are awarded equity at the time of hire and through annual equity grants. We also offer an employee stock purchase plan to foster a strong sense of ownership and engage our employees in our long-term success. Our full-time employees are eligible to receive, subject to the satisfaction of certain eligibility requirements, our comprehensive benefits package, including medical, dental, and vision insurance, family planning support and fertility treatments, and life and income protection plans. In addition, we provide generous paid time-off policies, access to free mental health services, and offer a tax-qualified 401(k) retirement plan. Through the self-directed brokerage features of the plan, participants in the 401(k) plan can choose to invest their contributions in funds that are focused on their particular goals and preferences.

We develop our leaders and high-potential employees through intensive, cohort-based, key talent programs. We offer training for new people managers. To facilitate ongoing learning and development, we provide employees with an online curriculum of study, linked to business needs, leveraging a third-party platform and including special trainings on areas of particular interest. For example, in summer 2025, we launched “Summer of AI,” offering educational and practical trainings encouraging employees to learn about and utilize internal AI tools. Available online education includes coursework in inclusive leadership, change management, and decision-making. We also host a quarterly Leadership Speaker Series, where we invite internal and external subject matter experts from a range of backgrounds to speak to topics in which our employees have expressed interest. All employees are eligible and participate in developmental reviews with their managers. We conduct performance review cycles twice a year.

To keep a pulse on engagement, we survey our employees semi-annually. Employees respond anonymously, and we take action on the areas flagged for improvement, reporting back to the employee base on progress against stated improvement goals. We closely monitor employee turnover, conducting exit interviews and surveys to alert us to any issues, as well as to make improvements to the employee experience.

Through an equitable approach to hiring, compensation, and career growth, we have built a company that fosters inclusivity, authenticity, and action. We seek to embed a sense of inclusion and community into our culture and how we serve the businesses using our solutions.

Our Environmental Impact

Our San Jose headquarters building is LEED Gold and Energy Star certified. In San Jose, California, and Draper, Utah, we also offer employees free electric vehicle charging stations. Further, we embrace a hybrid work model at each of our office locations, permitting employees to work remotely several days a week, in addition to having a significant number of fully-remote employees who collaborate via videoconference and periodic offsite retreats. This flexible model allows us to minimize employee commute times, thereby reducing congestion, the consumption of energy, and pollution.

Security, Privacy and Data Protection

Trust is important for our relationship with customers and partners, and we take significant measures designed to protect their privacy and the data that they provide to us. Keeping our customers’ data safe and secure is a high priority. Our approach to security includes data governance as well as ongoing testing for potential security issues.

We have robust access controls in our production environment with access to data strictly assigned, monitored, and audited. To ensure our controls remain up-to-date, we undergo continuous external testing for vulnerabilities within our software architecture. These efforts have enabled us to certify our platform to SOC1 Type II and SOC2 Type II standards. Our security program is aligned to the NIST-800-53 standards and is regularly audited and assessed by third parties as well as our partners, including some of the largest banks in the world.

The focus of our program is working to prevent unauthorized access to the data of our customers and network members. To this end, our team of security practitioners work to identify and mitigate risks, implement best practices, and continue to evaluate ways to improve.

These steps include close attention to network security, classifying and inventorying data, limiting and authorizing access controls, and multi-factor authentication for access to systems. We also employ regular system monitoring, logging, and alerting to retain and analyze the security state of our corporate and production infrastructures.

We take steps to help ensure that our security measures are maintained by the third-party suppliers we use, including conducting annual security reviews and audits.

Ethics and Compliance

Our leadership team oversees our compliance, business ethics and incident reporting programs, with our legal and compliance functions providing leadership for implementation and enforcement activities. The Board provides additional and regular oversight through its Audit Committee, Nominating and Corporate Governance Committee, and Compliance and Payments Operations Risk Subcommittee, alongside other committee oversight.

Our Code of Business Conduct and Ethics and our Anti-Bribery Policy, among other policies, have been issued to ensure we work and act according to our corporate values and establish a framework to consistently apply our high ethical standards to all global business relationships. Adherence to these policies is required of all employees (including executive officers), independent contractors, and the Board. Employees are required to complete compliance training within 30 days of hire and then annually thereafter.

We have implemented reporting procedures, including a Compliance Hotline administered by a third-party provider and governed by our Whistleblower Policy. The Hotline offers anonymous, cost-free, 24/7 reporting of any ethical concern in English and Spanish. Contact information for the Hotline is available to our employees and business partners, including through our Code of Business Conduct and Ethics. All reported incidents are passed along to our Chief Legal Officer and Chief Compliance Officer or Chief People Officer and are investigated until resolved and corrective actions are tracked. Our Nominating and Corporate Governance Committee and Audit Committee are also informed of any investigation and its results.

We transfer large sums of customer funds daily, and protecting our customers and network members from financial fraud is our highest priority. We have procured and maintain money transmitter licenses in all U.S. jurisdictions that require them and Canada, as well as numerous other licenses, and have implemented robust monitoring and compliance programs designed to protect our customers and network members from fraud and to prevent our platform from being used for money-laundering activities.

OUR STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 20, 2025, by:

•	Each of our Named Executive Officers;

•	Each of our directors and director nominees;

•	All of our current directors and executive officers as a group; and

•	Each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 100,378,848 shares of common stock outstanding as of October 20, 2025. Shares of our common stock subject to stock options that are exercisable as of and within 60 days of October 20, 2025 or RSUs that may vest and settle within 60 days of October 20, 2025 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o BILL Holdings, Inc., 6220 America Center Drive, Suite 100, San Jose, California 95002.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)

Named Executive Officers, Directors and Director Nominees:

René Lacerte (1)	3,715,052	3.7%

John Rettig (2)	351,724	*

Ken Moss (3)	152,754	*

Mary Kary Bowman (4)	49,580	*

Mike Cieri	-	*

Aida Alvarez (5)	10,207	*

Steven Cakebread (6)	21,870	*

Peter Feld (7)	8,639,900	8.6%

Keri Gohman	-	*

David Hornik (8)	43,696	*

Brian Jacobs (9)	229,502	*

Beth Johnson	-	*

Lee Kirkpatrick	-	*

Allie Kline (10)	11,027	*

Allison Mnookin (11)	61,870	*

Tina Reich (12)	9,482	*

Alison Wagonfeld (13)	3,134	*

Dan Wernikoff	-	*

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)

All current executive officers, directors and director nominees as a group (19 persons) (14)	13,299,798	13.2%

5% Stockholders:

The Vanguard Group, Inc. (15)	10,934,053	10.9%

BlackRock, Inc. (16)	9,039,776	9.0%

Entities affiliated with Starboard Value LP (17)	8,639,900	8.6%

ER Collective Holdings, LLC (18)	7,668,300	7.6%

* Represents beneficial ownership of less than one percent.

(1)

Consists of (i) 67,430 shares of our common stock held by Mr. Lacerte; (ii) 1,708,749 shares of our common stock held by the Chung Lacerte Trust; (iii) 753,281 shares of our common stock held in trust by Mr. Lacerte and/or Mr. Lacerte’s spouse as custodian; (iv) 205,000 shares of our common stock held by the Makahakama Foundation, a charitable foundation over which Mr. Lacerte exercises dispositive control; and (v) 980,592 shares of our common stock issuable to Mr. Lacerte upon the exercise of stock options and vesting of RSUs within 60 days of October 20, 2025.

(2)

Consists of (i) 112,800 shares of our common stock held by Mr. Rettig; (ii) 80,474 shares of our common stock held by the Rettig Living Trust; and (iii) 158,450 shares of our common stock issuable to Mr. Rettig upon the exercise of stock options and vesting of RSUs within 60 days of October 20, 2025.

(3)

Consists of (i) 120,378 shares of our common stock held by Mr. Moss; (ii) 3,584 shares of our common stock held by Mr. Moss’ spouse; (iii) 25,329 shares of our common stock issuable to Mr. Moss upon the vesting of RSUs within 60 days of October 20, 2025; and (iv) 3,463 shares of our common stock issuable to Mr. Moss’ spouse upon the exercise of stock options and vesting of RSUs within 60 days of October 20, 2025. Mr. Moss disclaims beneficial ownership of the shares held by his spouse except to the extent of his pecuniary interest therein, if any.

(4)	Consists of (i) 30,646 shares of our common stock held by Ms. Bowman and (ii) 18,934 shares of our common stock issuable to Ms. Bowman upon the vesting of RSUs within 60 days of October 20, 2025.

(5)	Consists of 8,112 shares of our common stock held by Ms. Alvarez.

(6)

Consists of (i) 6,442 shares of our common stock held by Mr. Cakebread and (ii) 13,333 shares of our common stock issuable to Mr. Cakebread upon the exercise of stock options within 60 days of October 20, 2025.

(7)

Consists of 8,639,900 shares of common stock held by certain private investment funds and a managed account for which Starboard Value LP (Starboard) serves as the investment manager or manager (collectively, the Starboard Accounts), which includes 1,614,152 shares underlying certain forward purchase contracts exercisable within 60 days of October 20, 2025. Mr. Feld, as a Managing Member of Starboard, may be deemed to beneficially own the securities directly held by the Starboard Accounts. Mr. Feld expressly disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(8)	Consists of (i) 23,891 shares of our common stock held by Mr. Hornik; and (ii) 17,710 shares held by 2011 Hornik Family Trust.

(9)	Consists of (i) 7,442 shares of our common stock held by Mr. Jacobs and (ii) 219,965 shares of our common stock held by Brian D. Jacobs & Allison Lewis - Jacobs Living Trust.

(10)	Consists of 8,932 shares of our common stock held by Ms. Kline.

(11)

Consists of (i) 6,442 shares of our common stock held by Ms. Mnookin and (ii) 53,333 shares of our common stock issuable to Ms. Mnookin upon the exercise of stock options within 60 days of October 20, 2025.

(12)	Consists of 7,387 shares of our common stock held by Ms. Reich.

(13)	Consists of 1,039 shares of our common stock issuable to Ms. Wagonfeld upon the vesting of RSUs within 60 days of October 20, 2025.

(14)

Includes (i) 3,405,359 shares of our common stock held by directors and current executive officers and (ii) 1,275,181 shares issuable upon the exercise of stock options and vesting of RSUs held by our directors and current executive officers within 60 days of October 20, 2025.

(15)

Based solely on information contained in Schedule 13G/A filed with the SEC on September 10, 2024 by The Vanguard Group, Inc. The Schedule 13G/A indicated that The Vanguard Group, Inc. had sole voting power over zero shares of our common stock and sole dispositive power over 10,691,729 shares of our common stock. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(16)

Based solely on information contained in Schedule 13G filed with the SEC on February 4, 2025 by BlackRock, Inc. The Schedule 13G indicated that BlackRock, Inc. had sole voting power over 8,892,971 shares of our common stock and sole dispositive power over 9,039,776 shares of our common stock. The principal business address of BlackRock, Inc. is 50 Hudson Yards New York, NY 10001.

(17)

Based solely on Amendment No. 2 to the Schedule 13D/A filed with the SEC by Starboard Value LP (Starboard) on October 16, 2025. The Schedule 13D/A indicated that Starboard may be deemed to beneficially own 8,639,900 shares of common stock, over which it has sole dispositive and voting power, and is the investment manager of Starboard Value and Opportunity Master Fund Ltd (Starboard V&O Fund), Starboard Value and Opportunity Master Fund L LP (Starboard L Master), Starboard X Master Fund Ltd (Starboard X Master) and of a certain managed account, and the manager of Starboard Value and Opportunity S LLC (Starboard S LLC). The beneficial ownership of the common stock is as follows: (i) Starboard V&O Fund has sole voting and dispositive power over 4,597,782 shares, which includes 1,614,152 shares underlying certain forward purchase contracts exercisable within 60 days of October 20, 2025, (ii) Starboard S LLC has sole voting and dispositive power over 681,182 shares, (iii) Starboard L Master has sole voting and dispositive power over 239,363 shares, (iv) Starboard Value L LP (Starboard L GP) has sole voting and dispositive power over 239,363 shares and is the general partner of Starboard L Master, (v) Starboard Value R GP LLC has sole voting and dispositive power over 239,363 shares and is the general partner of Starboard L GP, (vi) Starboard X Master has sole voting and dispositive power over 1,712,590 shares, (vii) Starboard Value GP LLC (Starboard Value GP) has sole voting and dispositive power over 8,639,900 shares, which includes 1,614,152 shares underlying certain forward purchase contracts exercisable within 60 days of October 20, 2025, and is the general partner of Starboard Value LP, (viii) Starboard Principal Co LP (Principal Co) has sole voting and dispositive power over 8,639,900 shares, which includes 1,614,152 shares underlying certain forward purchase contracts exercisable within 60 days of October 20, 2025, and is a member of Starboard Value GP, (ix) Starboard Principal Co GP LLC (Principal GP) has sole voting and dispositive power over 8,639,900 shares, which includes 1,614,152 shares underlying certain forward purchase contracts exercisable within 60 days of October 20, 2025, and is the general partner of Principal Co, and (x) each of Jeffrey C. Smith and Peter A. Feld has shared voting and dispositive power over 8,639,900 shares, which includes 1,614,152 shares underlying certain forward purchase contracts exercisable within 60 days of October 20, 2025, each of whom is a member of Principal GP and a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP. Each of the individuals and entities listed in the Schedule 13D/A specifically disclaims beneficial ownership of the securities reported herein that he, she or it does not directly own. The principal business address of Starboard is 777 Third Avenue, 18th Floor, New York, NY, 10017.

(18)

Based solely on information contained in Schedule 13G/A filed with the SEC on August 12, 2025 by ER Collective Holdings, LLC. The Schedule 13G/A indicated that ER Collective Holdings, LLC had sole voting power over 7,668,300 shares of our common stock and sole dispositive power over 7,668,300 shares of our common stock. The principal business address of ER Collective Holdings, LLC is 5301 Wisconsin Avenue N.W. Suite 550, Washington, D.C. 20015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed under “Executive Compensation” and “Our Board of Directors—Who We Are—How We Are Paid” respectively, since July 1, 2023, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.

Cooperation Agreement

On September 5, 2025, Starboard Value LP (Starboard) notified us of its intent to nominate four director candidates for election to the Board at the Annual Meeting. On October 15, 2025, we entered into the Cooperation Agreement, pursuant to which Starboard withdrew its nomination notice. As part of the Cooperation Agreement, we agreed to reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses incurred in connection with its involvement with BILL through the date the Cooperation Agreement, including, but not limited to, its Schedule 13D filings, its preparation and delivery of its nomination notice, its preparation and filing of preliminary proxy materials, and the negotiation and execution of the Cooperation Agreement, up to $575,000 in the aggregate.

Director Emeritus Agreement

Peter Kight, a long-tenured former member of our Board and our former Lead Independent Director, resigned from our Board in January 2025 and transitioned into a director emeritus role at that time, entering into a letter agreement with us setting forth his duties and compensation as director emeritus (the Advisory Agreement), consistent with our Corporate Governance Guidelines. In this capacity, Mr. Kight has attended certain meetings of our Board and committees, and provided critical advice on strategy to our leadership. In accordance with the Advisory Agreement, Mr. Kight received approximately $130,000 in compensation during fiscal 2025, including cash and the grant date fair value of a one-year RSU award.

Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors

Rebecca Moss, the spouse of Ken Moss, our Chief Technology Officer, serves as a Staff Software Engineer in our Company. During fiscal 2025, Ms. Moss received aggregate compensation of approximately $251,000, including salary, bonus and the grant date fair value of an annual RSU award. Ms. Moss received compensation commensurate with that provided to other employees in similar positions at the company.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent permitted by Delaware law. Subject to certain limitations, our indemnification agreements and Bylaws also require us to advance certain expenses incurred by our directors and officers.

Review, Approval or Ratification of Transactions with Related Parties

Our related party transactions policy requires that any related party transaction that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our Audit Committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by our Nominating and Corporate Governance Committee.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.

Our Audit Committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended June 30, 2025. Our Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission (SEC).

Our Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from us.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 for filing with the SEC.

Submitted by the Audit Committee

Steven Cakebread, Chair

Keri Gohman

Allie Kline

Tina Reich

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal 2025, including our executive compensation policies and practices, how and why the Compensation Committee arrived at the compensation decisions for our fiscal 2025 named executive officers (Named Executive Officers), and the key factors the Compensation Committee considered in making those decisions.

Named Executive Officers

The names, ages, and titles of our Named Executive Officers for fiscal 2025 are:

Name	Age	Position

René Lacerte	58	Chief Executive Officer and Chair

John Rettig	60	President and Chief Operating Officer (President and Chief Financial Officer during fiscal 2025)

Ken Moss	59	Chief Technology Officer

Mary Kay Bowman	57	Executive Vice President, General Manager of Payments and Financial Services

Mike Cieri	46	Executive Vice President, General Manager of Software Solutions

On July 7, 2025, we announced the hiring of Rohini Jain as our new Chief Financial Officer, and announced that John Rettig, previously our President and Chief Financial Officer, was appointed our President and Chief Operating Officer. In addition, two of our Named Executive Officers were recruited during fiscal 2025: Mary Kay Bowman joined us on August 28, 2024, and Mike Cieri joined us on March 19, 2025. Ms. Bowman previously served as Visa’s Head of Global Buyer, Seller and Platform Product and Solutions, and has more than 20 years of global payments strategy, product development, and operations experience. Mr. Cieri, previously Chief Product Officer at Gusto, has more than 20 years of software strategy and product development experience as an engineer and customer-first product leader.

2024 Say on Pay Vote

We hold advisory votes on the compensation of our Named Executive Officers (a “Say on Pay” vote) at every annual meeting of stockholders. The Compensation Committee has historically taken into consideration the results of our Say on Pay vote when making decisions regarding the structure and implementation of our executive compensation program.

At our 2024 annual meeting of stockholders, approximately 87% of votes cast were voted in favor of our Say on Pay proposal (the 2024 Say on Pay Vote). This represented strong support for the second year in a row.

Compensation Program for Fiscal 2026

Building upon our track record of responsiveness to stockholder feedback and to align with market expectations, we are executing a multi-year strategy to reduce stock-based compensation (SBC) expense as a percentage of revenue, beginning in fiscal 2026. This will have immediate benefits to our dilution, or “equity burn,” which we currently expect to be less than 4% in fiscal 2026, as compared to 5.3% in fiscal 2025, in each case excluding the impact of equity surrendered as a result of potential future stock repurchases. Due to the staggered accounting treatment of SBC, our SBC expense for fiscal 2026 will not reflect these changes, but we expect our SBC as a percentage of revenue for fiscal 2027 and subsequent years to be substantially lower than current levels. Consistent with investor expectations and our dedication to long-term value creation for stockholders, we are committed to closely monitoring SBC in the coming years and continuing to take action to ensure it remains inline with peer companies.

Our Strategy to Reduce Dilution and Stock-Based Compensation Expense

To achieve this objective, the Company is implementing a series of changes to our equity compensation design for fiscal 2026 that are intended to reduce our equity burn rate in the near term and our SBC expense over the long term. Our strategy for fiscal 2026 includes several components: (i) reducing the term and target value of long-term incentive (LTI) awards for our executive team, as further detailed below, (ii) reducing the term and target value of LTI awards for non-executive employees, (iii) granting initial and annual cycle equity awards more selectively to incumbent and new employees, aligned with market practice for companies of similar size and maturity, (iv) reducing the term of new hire awards to three years, and (v) remaining highly disciplined in limiting any potential one-time awards to special situations with a compelling business rationale.

We expect that certain of these measures will be limited to fiscal 2026. For fiscal 2027, we anticipate moving to a three-year award term for each of our executive officers; however, we will continue to review and evolve our equity compensation design going forward as needed to maintain a disciplined approach to SBC and dilution, while maintaining our commitment to attracting and retaining top talent, in consideration of then-prevailing market practice.

2026 Named Executive Officer Target LTI Reductions

A key element of our strategy to limit SBC is a reduction in the size of LTI awards granted to our executive leadership team during fiscal 2026, relative to both prior year grants and competitive market targets. As a demonstration of leadership by example, our CEO, Mr. Lacerte and the Compensation Committee decided together to reduce his target annual LTI award by approximately 36%, from $14.0 million to $9.0 million.

The table below provides a summary of the fiscal 2026 target annual LTI awards for our Named Executive Officers and demonstrates the year-on-year reduction in such grants compared to fiscal 2025. Year-over-year reductions are not shown for Ms. Bowman and Mr. Cieri as they joined during fiscal 2025 and did not participate in our annual fiscal 2025 equity award cycle.

Name	FY25 Total Annual Target LTI	FY26 Total Annual Target LTI	Approximate % Reduction from FY25	FY26 - % Time- based Award	FY26 - % Performance based Award

René Lacerte	$14,000,000	$9,000,000	-36%	50%	50%

John Rettig	$12,000,000	$7,500,000	-38%	50%	50%

Ken Moss	$7,000,000	$4,690,000	-33%	50%	50% (increased from 40% in FY25)

Mary Kay Bowman	N/A(1)	$3,015,000	N/A	50%	50%

Mike Cieri	N/A(2)	$1,600,000(2)	N/A	0%	100%

(1)

Ms. Bowman commenced employment in fiscal 2025 and did not participate in our annual equity program. Instead, she received new hire equity awards as set forth in her offer letter, and which are described below under “—Fiscal 2025 Compensation Highlights—Two Critical Additions to the Executive Team.”

(2)

Mr. Cieri commenced employment late in fiscal 2025 and did not participate in our annual equity program. Mr. Cieri’s fiscal 2025 and 2026 equity awards were determined as part of the negotiation to induce him to join our Company and are set forth in his offer letter, which included a time-based award granted in fiscal 2025 and a performance-based award granted in fiscal 2026. See “—Fiscal 2025 Compensation Highlights—Two Critical Additions to the Executive Team” for more information.

The fiscal 2026 long-term incentive (LTI) strategy balanced significant award value reduction to minimize SBC and dilution with a temporary shortening of vesting periods, while maintaining a strong focus on performance and retention. The Compensation Committee designed the fiscal 2026 program to ensure that each executive (new and incumbent) holds an appropriate mix of performance-based and time-based awards to drive both strong company performance outcomes and incentive long-term retention.

•

For the CEO and President & COO, the LTI structure remained 50% PSUs and 50% RSUs. In partial consideration for a nearly 40% reduction in LTI award value, the RSU vesting period was shortened from four to three years.

•

For the NEOs with fiscal 2025 performance-based awards (Mr. Moss and Ms. Bowman), the performance component was increased to 50% (from 40%), with the remaining 50% as RSUs. To offset the reduced target LTI award value, the vesting schedule was shortened: RSUs from four years to one year and Financial PSUs from three years to two years.

•

Mr. Cieri’s target LTI award was allocated 100% to performance-based awards. These awards will vest over a three-year period. Since Mr. Cieri received time-based RSUs during fiscal 2025 as part of his new-hire offer that vest over a four-year period, no additional time-based awards were granted in fiscal 2026.

We view fiscal 2026 as a transition year. Moving forward, our Compensation Committee expects to return to longer vesting schedules (likely three years for both time-based and performance-based awards for all executive officers) to continue managing SBC and dilution while ensuring effective alignment with long-term performance. We will continue to review market data from peer companies and engage with stockholders to ensure that our program reflects best practices and considers the feedback of our stockholders.

Fiscal 2025 Company Performance Results and Incentive Payout Summary2

As discussed above in the section entitled “How We Did—Fiscal 2025 Financial and Business Highlights,” our total revenue was $1,462.6 million in fiscal 2025, representing 13% growth over fiscal 2024. Fiscal 2024 revenue was $1,290.2 million, representing 22% growth over fiscal 2023. Our profitability profile continued to improve: we recorded $239.5 million in Non-GAAP Operating Income in fiscal 2025, representing a 22% increase over fiscal 2024. Fiscal 2024 Non-GAAP Operating Income was $196.2 million, compared to $117.1 million in fiscal 2023.

Core Revenue, which is comprised of the revenue generated from subscriptions to our platform and transactions on our platform and excludes only “float” revenue, or revenue generated from interest on customer funds (which is less within our control), was $1,300.8 million in fiscal 2025, an increase of 16% over fiscal 2024. Core Revenue is a critical indicator of the growth of our business: in the technology industry, growth is a critical component of the health of a business, and no metric tracks our growth as effectively as Core Revenue. In addition to growth, we also believe in driving improvement in profitability, and we set rigorous performance goals for both our fiscal 2025 Bonus Program and our fiscal 2025 Financial PSUs.

As in prior years, we structured our Fiscal 2025 Bonus Program to provide incentives that drive the efficient, long-term profitable growth of the Company. In addition to using Core Revenue as a key growth metric, we include “EBITDA Less Float” to drive and reward improving profitability. We define EBITDA Less Float as our Non-GAAP Net Income, plus Other Income, Net and certain other adjustments as set forth on Appendix A, minus the profit we generate from Interest on Funds Held for Customers. We use EBITDA Less Float to measure the profitability of our core business, and believe EBITDA Less Float acts as a guardrail to ensure that Core Revenue performance is achieved in a sustainable way. This aligns executives with our business performance and strategy, since it indicates how efficiently and responsibly we are driving our growth. These two metrics were weighted equally in the bonus calculation as we consider them equally important.

Under our fiscal 2025 Bonus Program, our fiscal 2025 Core Revenue target was set at a level that was above fiscal 2024 results, and the EBITDA Less Float goal was set significantly (32%) above fiscal 2024 results. We achieved 100.2% of our fiscal 2025 Core Revenue target and significantly outperformed our profitability target (achieving nearly double the target amount) resulting in 150% EBITDA Less Float achievement. We believe that the resulting calculated payout of 125.1% under our Fiscal 2025 Bonus Program is therefore commensurate with our business performance.

For our fiscal 2025 Financial PSUs, we continued to use Core Revenue as the primary metric because, as noted above, investors view it as key to assessing the health and trajectory of our business. We also required a Non-GAAP Operating Income profitability threshold of $190.7 million to be met before paying out above target. In prior years, this profitability threshold was a Non-GAAP Net Income metric, but in light of certain tax and other adjustments required to be

2 This section includes discussion of certain financial measures not prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), including EBITDA Less Float, Non-GAAP Operating Income and Non-GAAP Net Income. See Appendix A for a reconciliation to GAAP.

made to that figure, we determined that Non-GAAP Operating Income provided the simplest and most direct measure of profitability for compensation purposes.

For the fiscal 2025 Financial PSUs, we achieved 100.2% of our fiscal 2025 Core Revenue target and we satisfied our Non-GAAP Operating Income threshold, resulting in a payout of 100.2%. One-third of the earned shares vested on August 28, 2025, and the remaining two-thirds will vest on a quarterly basis over the subsequent two years. The fiscal 2025 total stockholder return (TSR) PSUs remain outstanding, as their vesting will be determined following the applicable three-year measurement period.

Program	Metrics	FY25 Result	FY25 Payout

Fiscal 2025 FY25 Bonus Program	Core Revenue - weighted 50% EBITDA less Float - weighted 50%	Core Revenue: 100.2% achievement EBITDA less Float: 150% achievement	125.1%

FY25 Financial PSUs Program	Core Revenue - weighted 100% Non-GAAP Operating Income (to pay above target)	Core Revenue: 100.2% achievement Non-GAAP Operating Income threshold met	100.2% (subject to time-based vesting requirements)

FY25 TSR PSUs Program	Relative Total Stockholder Return	N/A; 3-year measurement period	N/A

As demonstrated in fiscal 2024, when there was no payout earned under our NEOs fiscal 2024 Financial PSU awards, our executive compensation program is highly sensitive to Company performance and aligns the realized pay of our executives with actual financial and stock price performance.

Fiscal 2025 Compensation Highlights

•

Two Critical Additions to the Executive Team. In fiscal 2025, we made two critical additions to our executive team: Mary Kay Bowman, a seasoned payments executive, joined as our new Executive Vice President, General Manager of Payments and Financial Services, and Mike Cieri, a technology leader with experience at Gusto, Opendoor and Block, joined as our new Executive Vice President and General Manager, Software Solutions. As our business becomes increasingly complex and our product offerings increasingly diverse, we believe that the “General Manager” model, with a strong leader focused specifically on payments and another focused on software, best enables us to drive execution as we continue to scale. To that end, the appointments of Ms. Bowman and Mr. Cieri are the culmination of extensive searches to identify the right leaders with deep expertise and critical skillsets to drive this internal alignment and execute on our strategic priorities. The compensation packages for both executives, including their initial equity awards, were rigorously benchmarked against market data for comparable roles at peer companies to ensure competitiveness and to attract executives of their caliber. These awards are structured with multi-year vesting schedules and, where applicable, performance conditions, to align their long-term interests directly with our stockholders and incentivize the successful achievement of our strategic objectives.

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In connection with the appointment of Mary Kay Bowman as our Executive Vice President, General Manager, Payments and Financial Services in August of 2024, the Compensation Committee granted her initial equity award consisting of 119,213 RSUs and 79,475 PSUs. This award was a critical component of Ms. Bowman’s overall new hire compensation package, designed to attract a highly qualified executive with key skills, extensive industry experience, and strong leadership capabilities. The Compensation Committee benchmarked this award against market data for similar roles at comparable companies to ensure competitiveness and to immediately align Ms. Bowman’s long-term interests with those of our stockholders. The RSUs vested 25% in August 2025, and will vest quarterly over the next three years, subject to Ms. Bowman’s continued service, providing a strong retention incentive. The Financial and TSR PSUs reflect the same fiscal 2025 design as for our other Named Executive Officers, further reinforcing our pay-for-performance philosophy.

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In securing Mike Cieri as our Executive Vice President and General Manager, Software Solutions in March of 2025, the Compensation Committee recognized the need to provide a compelling new hire package that was competitive with market and also accounted for significant long-term incentive compensation forfeited from Mr. Cieri’s prior employer. To mitigate this forfeiture and ensure a seamless transition, the Compensation Committee approved a one-time cash sign-on bonus in the amount of $500,000, subject to clawback if Mr. Cieri voluntarily leaves within the first two years of his start date. The Compensation Committee also granted to Mr. Cieri a new hire equity award of 206,361 RSUs, a substantial portion of which was allocated to him as a ‘make-whole’ equity award to offset the lost value of equity awards of his prior employer forfeited when he joined BILL, which was a necessary component to attract an executive of Mr. Cieri’s caliber. Mr. Cieri’s new hire RSU will vest 25% in May 2026, and then quarterly over the next three years subject to Mr. Cieri’s continued service. Due to Mr. Cieri’s start date occurring late in the fiscal year, he did not receive fiscal 2025 PSUs because substantial time had already elapsed in the performance period of the fiscal 2025 PSU. Instead, Mr. Cieri received the time-based RSUs that were included in his offer letter as described above, and he received $1,600,000 of performance-based equity during our fiscal 2026 annual equity cycle in September 2025, reinforcing future performance alignment. Due to the size of his initial time-based RSU award in May 2025, he received no additional time-based equity for fiscal 2026.

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Meaningful proportion of performance-based equity. For Mr. Lacerte and Mr. Rettig, our Chief Executive Officer (CEO) and President and Chief Operating Officer (and Chief Financial Officer during fiscal 2025), respectively, 50% (consistent with fiscal 2024) of the annual target long-term equity incentive value awarded for fiscal 2025 was in the form of PSUs, and the balance was in the form of RSUs. For most of our remaining incumbent Named Executive Officers, 40% of the annual target long-term equity incentive value awarded for fiscal 2025 was in the form of PSUs, and the balance in RSUs. This represents a significant emphasis on performance-based compensation for our executive team, and a commitment to continue to align pay and performance.

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Maintained total stockholder return metric. In fiscal 2024, we introduced PSUs tied to TSR, relative to the Russell 3000 index over a three-year performance period and maintained this program in fiscal 2025. For the maximum vesting under our fiscal 2024 and 2025 TSR PSUs, we require achievement at the 85th percentile, rather than the 75th percentile as many peer companies do, to incentivize exceptional performance. We believe these PSUs help further align the interests of our executives with those of our stockholders and focus our executive leadership on long-term performance. These TSR PSUs supplement the financial PSUs that were introduced in fiscal 2023 and again granted in fiscal 2024 and 2025.

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Limited annual base salary increases. To reflect changes in the competitive market, including continued demand for executive talent with critical technological expertise and experience, and considering BILL’s overall positioning versus its peers, the Compensation Committee increased the base salary for only one of our Named Executive Officers for fiscal 2025: Ken Moss (Chief Technology Officer).

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Maintained CEO target total compensation. Mr. Lacerte and the Compensation Committee decided together that it was appropriate for fiscal 2025, in light of prevailing market practice and BILL’s recent performance relative to its peers, to maintain (and not further increase) the target value of his long-term equity incentive grant to maintain alignment between pay and relative performance and a competitive positioning approximating the median of companies in our compensation peer group.

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Limited one-time awards. In fiscal 2025, we provided only one special equity grant to our Named Executive Officers. In September 2024, and at the same time as our fiscal 2025 annual equity cycle, the Compensation Committee approved a retention equity award for Ken Moss, our Chief Technology Officer. The Compensation Committee recognized the highly competitive market for executives with Mr. Moss’s specialized skills in artificial intelligence, and determined that this award was necessary to mitigate the risk of losing this invaluable expertise, which would significantly disrupt our ongoing initiatives and could negatively impact stockholder value. The award is structured as RSUs with a 2-year ratable vesting schedule, designed to incentivize long-term commitment and align Mr. Moss’s interests directly with our stockholders’ success over the coming years.

Fiscal 2025 Target Total Compensation Mix

The graphics below illustrate the mix of performance-based and at-risk compensation in our CEO’s and President & COO’s fiscal 2025 target total compensation. See “—Fiscal 2025 Target Equity Award Details” and “—2026 Named Executive Officer Target LTI Reductions” for detail about our other Named Executive Officers’ compensation.

CEO and President & COO

~50% Performance-Based
(Performance-Based Cash Bonus and PRSUs)
4.0%
4.0%
46.0%
46.0%
~96%
At-Risk
(Annual Bonus Opportunity and Long-Term Equity Incentive)
Base Salary
Performance Based Cash Bonus
RSUs
PRSUs

Fiscal 2025 Target Equity Award Details

The table below provides additional detail regarding the composition of the equity awards granted to our Named Executive Officers for fiscal 2025, including key metrics and terms, excluding the Moss Retention Award.

FY25 Equity Award	% of Total FY25 Equity Award	Performance Period	Metrics	Payout Scale

PSU - Financial	30% (Mr. Lacerte and Mr. Rettig) 25% (Mr. Moss and Ms. Bowman)	1 year performance period, 1⁄3rd of achieved PSUs vesting at certification and the balance vesting in equal quarterly installments over the two-year period thereafter	Core Revenue, subject to Non-GAAP Operating Income Threshold	Threshold: 85% of target = 50% Payout Target: 100% of target = 100% Payout Maximum: 130% of target = 200% Payout Payout capped at 100% of target if Non-GAAP Operating Income threshold not met

PSU - Relative TSR	20% (Mr. Lacerte and Mr. Rettig) 15% (Mr. Moss and Ms. Bowman)	3 years (100% cliff vesting at end of performance period)	Total stockholder return percentile rank against companies in the Russell 3000 index	Threshold: 25th Percentile = 50% Payout Target: 50th Percentile = 100% Payout Maximum: 85th Percentile = 200% Payout

RSU

50% (Mr. Lacerte and
Mr. Rettig)

60% (Mr. Moss and
Ms. Bowman)

100% (Mr. Cieri, because
the PSU allocation of his
new hire equity award
package was granted in
fiscal 2026 due to his
start date occurring late
in fiscal 2025)

	Quarterly vesting, over a 4-year period 25% one-year, cliff then quarterly vesting over 3 years (Ms. Bowman’s and Mr. Cieri’s new hire RSU)	Continued service	N/A

Realized Pay for Fiscal 2025

Consistent with the Compensation Committee’s pay-for-performance philosophy, the majority of our CEO and NEO pay is variable compensation in the form of annual cash-based incentives and both performance-based and time-based long-term equity awards with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance. Our executive compensation program is rigorous and highly sensitive to company performance and, as presented in the table below, the actual pay ultimately realized by our incumbent Named Executive Officers, Mr. Lacerte, Mr. Rettig and Mr. Moss for fiscal 2025 reflects a reduction of approximately 61%, 61% and 60% from fiscal 2025 target compensation, respectively. This demonstrates the responsiveness of our executive compensation program to our financial and stock price performance and, we believe, illustrates the high degree of alignment between our executives and our investors.

FY25 Target Total Compensation (1)
FY25 Realized Total Compensation (2)
$16,139,836
61%
$6,245.611
$13,902,949
61%
$5,408,463
$7,934,204
60%
$3,198,232
CEO
President & COO
Chief Technology Officer

(1)

Fiscal 2025 total target compensation consists of annual base salary, target annual bonus, and grant date value of fiscal 2025 RSUs and Fiscal 2025 Financial PSUs and Fiscal 2025 TSR PSUs, as reflected below in the “—Summary Compensation Table”.

(2)

Fiscal 2025 realized total compensation is comprised of (i) annual base salary, (ii) actual fiscal 2025 annual bonus earned, (iii) RSUs that vested in fiscal 2025, valued at $46.26, the closing share price reported on the New York Stock Exchange as of June 30, 2025, the final day of our fiscal year, (iv) the earned fiscal 2023 financial PSUs that vested in fiscal 2025, valued at $46.26 per share, and (v) the earned fiscal 2025 financial PSUs that vested in August 2025, valued at our $46.26 share price as of June 30, 2025, the final trading day of our fiscal year. Fiscal 2025 realized total compensation excludes (i) RSUs that remained unvested during fiscal 2025, (ii) fiscal 2024 financial PSUs which were not achieved and were forfeited and (iii) fiscal 2024 and fiscal 2025 TSR PSUs, which will not be eligible to be measured and vest until fiscal 2027.

Ms. Bowman and Mr. Cieri are excluded from the table above due to their new hire status and partial service in fiscal 2025.

Compensation Philosophy and Objectives

Our compensation philosophy and programs are designed to attract and retain talented executives who will help us realize our vision of making it simple to connect and do business, to enable businesses and their accountants to move, manage and maximize their money, and to motivate and reward executive performance in a manner that is reflective of our overall financial performance over time. Compensation objectives include:

•	Attracting, retaining and motivating top talent who deliver high impact performance results;

•	Aligning the interests of our executives with those of our stockholders; and

•	Providing a strong incentive for executives to work toward the achievement of our goals, including sustained stockholder value creation.

We seek to achieve these objectives by providing compensation that is competitive with the practices of companies in our peer group and market for executive talent in our geography, with individual pay decisions approved in the context of both Company and individual performance. In addition to our peer group, we compete with much larger technology and other high-growth software and financial technology companies for world class talent.

In addition, the Compensation Committee seeks to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices and regularly assess our policies and practices.

What We Do

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Pay for Performance. We emphasize a strong pay-for-performance culture through rigorous annual incentive plan goals and by delivering a substantial portion of total compensation for our Named Executive Officers in the form of performance-based and time-based long-term equity awards.

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Annual Compensation Review. We maintain and annually review a group of peer companies, which we use as a data point for all compensation decisions for our executives. The peer group is comprised of public companies that have a similar revenue and market capitalization to ours. We compete with these companies, as well as with larger technology companies, for executive talent.

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Independent Compensation Consultant. Our Compensation Committee directly engages an independent compensation consultant to provide analysis for all aspects of our executive compensation decisions and guidance on other executive compensation matters independent of management.

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Annual Say on Pay Vote. We conduct an annual, non-binding stockholder advisory vote on the compensation of our Named Executive Officers, and the Compensation Committee considers the outcome of this vote when making future compensation decisions for our executive officers.

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Stockholder Outreach. We typically engage in stockholder outreach throughout the year to discuss our business, including discussions with stockholders about the structure of our executive compensation program. The Compensation Committee considers the feedback we receive from stockholders about our executive compensation program when making future compensation decisions for our executive officers.

•	Stock Ownership Guidelines. We maintain robust stock ownership guidelines for our Chief Executive Officer, our other executive officers and the non-employee members of our Board.

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Clawback Policy. Our executive officers are subject to a compensation recovery “clawback” policy that provides for the recovery of incentive-based compensation in the event we restate our financial statements.

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Annual compensation-related risk assessment. Together with the Compensation Committee, we perform an annual review of our compensation programs companywide to ensure that they do not encourage a level of risk taking that would result in a material adverse impact on the Company.

What We Do Not Do

•	No Guaranteed Annual Bonuses. We do not provide guaranteed annual bonuses to our executive officers.

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Limited Perquisites. Our executive officers are entitled to generally available benefits on the same basis as all other U.S. salaried employees, except that they are eligible to participate in an executive health insurance program, as encouragement to monitor and maintain good health.

•	No Excise Tax Gross-Ups. We do not provide any excise tax reimbursement payments (including “gross-ups”) with respect to payments or benefits contingent upon a change in control of our Company.

•	No Single Trigger Acceleration. We do not provide “single trigger” equity acceleration upon a change in control of the Company.

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No Hedging or Pledging. We prohibit our executive officers, the members of our Board and other employees from hedging or similar transactions designed to decrease risks associated with holding our equity securities. Similarly, pledging is strongly discouraged and no such person may pledge our securities without prior approval of our Chief Compliance Officer.

Executive Compensation Program Design

Our Compensation Committee believes that executive compensation should be competitive with market practice and linked to our overall Company performance and stockholder returns. Our Compensation Committee evaluates our compensation philosophy and executive compensation program annually to ensure that our programs remain competitive relative to our market for executive talent and aligned with our strategic objectives. By delivering compensation in a mix of fixed and variable pay, including long-term vesting equity awards, we seek to align the incentives of our Named Executive Officers with achievement of long-term business objectives and financial performance that drives sustained stockholder value creation.

To support our long-term objectives and reinforce a strong pay-for-performance culture, a majority of total target compensation for our Named Executive Officers has been awarded in the form of performance-based PSUs and time-based RSUs. To further align stockholder value creation with executive compensation, for fiscal 2024, the Compensation Committee increased the weighting of performance-based equity vs. time-based equity. This increased weighting was maintained for fiscal 2025. Our fiscal 2025 performance-based equity awards include a relative TSR PSU measured over a three-year period as well as a financial metric-based PSU. Accordingly, we believe these PSUs directly align pay with our performance.

The material elements of our executive compensation program are:

Compensation Element	Overview	Purpose

Base Salary	Base salaries provide a fixed level of compensation tied to competitive market practice among peers and comparable software companies.	Designed to attract and retain highly talented executives by providing a stable level of fixed compensation in an amount that is competitive in the market.

Annual Cash Incentive

Annual cash incentives for executives require achievement of annual goals tied to Core Revenue (a key measure of the growth of our business) and EBITDA Less Float (to encourage efficient performance and execution across the Company), weighted equally.

Designed to motivate our executives to achieve near-term financial objectives while making progress towards longer-term value creation.

Long-Term Equity Incentive: RSUs

For fiscal 2025, 50-60% of the target long-term incentive value awarded as part of the annual compensation cycle was in the form of RSUs.

For fiscal 2025, annual RSU grants generally vest quarterly over four years.

Designed to align the interests of our executives and stockholders by motivating executives to create sustainable long-term stockholder value, and serves as an important retention vehicle.

Long-Term Equity Incentive: PSUs

For fiscal 2025, 40-50% of target long-term incentive value awarded was in the form of PSUs.

For fiscal 2025, (i) a portion of PSUs was again based on a Core Revenue target metric measured over one year plus an overall three-year time based vesting schedule (from the grant date), with such portion capped at target-level achievement unless a Non-GAAP Operating Income threshold value was achieved, and (ii) a portion was based on a relative TSR metric measured over a three-year period, and vesting upon the completion of such period.

Designed to align the interests of our executives and stockholders by motivating executives to drive achievement of certain financial goals, incentivize market out-performance, create sustainable long-term stockholder value and promote long-term retention.

Benefits

We offer competitive health and welfare benefits, as well as participation in an employee stock purchase plan and other employee benefit plans. The Named Executive Officers also participate in an executive health insurance program, as encouragement to monitor and maintain good health.

Designed to align with competitive norms for comparable companies.

Adjustments to our Named Executive Officers’ compensation are made in connection with our Compensation Committee’s annual review, which generally occurs in the first quarter of our fiscal year. For fiscal 2025, only one of our Named Executive Officers received an adjustment to his cash compensation reflecting changes in the competitive market and the continued demand for executive talent with critical technical expertise and experience.

Compensation Decision-Making Process

Determination of Compensation

In setting the compensation of our Named Executive Officers, our Compensation Committee uses a balanced approach rather than rigid percentiles or benchmarks to establish pay levels for each compensation element. Our Compensation Committee considers the market range of each executive role with opportunities for above-mentioned compensation driven by relentless focus on both Company performance and considerations specific to each Named Executive Officer, while also considering overall SBC expense and dilution. For fiscal 2025, our Compensation Committee considered the following factors in determining the compensation of our Named Executive Officers:

•	market data, including practices among companies in our compensation peer group;

•	each executive officer’s scope of responsibilities;

•	each executive officer’s tenure, skills, experience, and performance;

•	internal pay equity across the executive management team;

•	our overall performance, taking into consideration performance versus internal plans and industry peers;

•	the recommendations of our Chief Executive Officer (except with respect to his own compensation); and

•	general market conditions.

Our Compensation Committee does not assign relative weights or rankings to any of these factors and does not solely use any quantitative formula, target percentile or multiple for establishing compensation among the executive officers or in relation to the competitive market data.

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing our executive compensation program and all related policies and practices. The Compensation Committee operates pursuant to a formal written charter approved by our Board, which is available on our website at https://investor.bill.com.

At least annually, the Compensation Committee reviews our executive compensation program and determines (and with respect to the CEO, formulates recommendations for consideration by our Board) the various elements of our Named Executive Officers’ compensation, with input from our Board, as well as any employment arrangements with our Named Executive Officers. The Compensation Committee is responsible for designing a compensation program that will attract and retain talented executives and support our long-term stockholder value creation with an effective pay-for-performance approach.

The Compensation Committee meets regularly during the fiscal year both with and without the presence of our Chief Executive Officer and other Named Executive Officers. The Compensation Committee also discusses compensation issues with our Chief Executive Officer and other members of the Board between its formal meetings.

Role of Management

The compensation of our Named Executive Officers is determined by the Compensation Committee. In discharging its responsibilities, the Compensation Committee also works with members of our management, including our Chief Executive Officer and senior Human Resources and Legal executives. Our management team assists the Compensation Committee by providing information on corporate and individual performance, competitive market data, and management’s perspective and recommendations on compensation matters.

Members of management, including our Chief Executive Officer, regularly participate in Compensation Committee meetings to provide input on our compensation philosophy and objectives. Our Chief Executive Officer discusses with the Compensation Committee the compensation and performance of all executive officers. Our Chief Executive Officer bases his recommendations in part upon his review of the performance of our executive officers. The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and uses them as one factor in determining and approving the compensation for our executive officers. None of our executives attends any portion of Compensation Committee meetings at which his or her compensation is discussed.

Role of the Compensation Consultant

The Compensation Committee may engage the services of outside advisors, experts and others to assist the Compensation Committee. For fiscal 2025, the Compensation Committee retained the services of Semler Brossy Consulting Group LLC (Semler Brossy) as independent compensation consultant to advise the Compensation Committee on compensation matters related to our executive and director compensation programs. In fiscal 2025, Semler Brossy provided the following support:

•	assisted in the review and updating of our compensation peer group for fiscal 2026;

•	analyzed the executive compensation levels and practices of the companies in our compensation peer group;

•	provided advice with respect to compensation best practices and market trends for Named Executive Officers and directors;

•	assisted with the design of the short-term and long-term incentive compensation plans for our Named Executive Officers and other executives;

•	reviewed the Compensation Discussion and Analysis and other Proxy Statement disclosures with respect to fiscal 2025; and

•	provided ad hoc advice and support throughout the year.

Semler Brossy reported to and worked for the Compensation Committee. In fiscal 2025, Semler Brossy did not provide any services to us other than the services provided to our Compensation Committee. Our Compensation

Committee has assessed the independence of Semler Brossy in fiscal 2025 taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and has concluded that no conflict of interest exists with respect to the work that Semler Brossy performed for our Compensation Committee.

Role of Competitive Market Data

As part of its annual compensation review process, the Compensation Committee generally reviews competitive market data for positions comparable to those of our Named Executive Officers and other key executives.

In February 2024, the Compensation Committee, with the assistance of Compensia, Inc. (who was the Committee’s Compensation Consultant until May 2024), reviewed our executive compensation peer group. The executive compensation peer group approved by the Compensation Committee to support fiscal 2025 pay decisions was comprised of publicly-listed direct competitors and cloud software companies. Additional factors that were considered in identifying peers included:

•	revenue generally between $567 million and $2.3 billion and a preference for strong revenue growth;

•	a market capitalization between $2.7 billion and $24.4 billion; and

•	headquarters in the United States, with consideration given to San Francisco Bay Area companies in the overall peer group.

For fiscal 2025, the Compensation Committee reviewed market data from the following compensation peer group:

• Affirm • CCC Intelligent Solutions • Cloudflare • Confluent • Dynatrace • Elastic • GitLab • HashiCorp • HubSpot • Informatica	• MongoDB • Okta • Paycom • Paylocity • Procore • Samsara • Smartsheet • Unity Software • ZoomInfo • Zscaler

Our Compensation Committee removed Crowdstrike, Datadog, and Qualtrics from our fiscal 2025 compensation peer group either because the company did not meet one or more of the criteria discussed above and was no longer considered to be a meaningful comparison point or the company ceased to be publicly traded. Our Compensation Committee then added Affirm, CCC Intelligent Solutions, Informatica, and Smartsheet to our fiscal 2025 compensation peer group based on the criteria set forth above.

The Compensation Committee evaluates our peer group annually and modifies the peer group as needed. Given that not all of the peer group companies report data for a position comparable to each of our executive officers, the Compensation Committee also reviews market data from the Radford Global Technology survey. Our Compensation Committee utilizes market data as one reference point along with various other factors, such as the individual’s performance, experience, and competitive market conditions in making compensation decisions.

Principal Elements of Compensation

Base Salary

Base salary is the primary fixed component of our executive compensation program. Base salaries for our executive officers are generally reviewed annually in July of each year. Changes in base salary (if any) applicable to fiscal 2024 and fiscal 2025 were effective as of August 26, 2023 and September 7, 2024, respectively, in accordance with our current practice of reviewing and adjusting compensation in the first quarter of the fiscal year. The base salaries for Ms. Bowman and Mr. Cieri were established in connection with the negotiations between us and such executives at the time of his or her hire, taking into consideration the competitive pay positioning for similarly situated executives in our peer group, and what we believed was reasonable and necessary to incentivize each executive to accept the position and drive alignment with us and our stockholders. In fiscal 2024 and fiscal 2025, the base compensation for our Named Executive Officers was as follows:

Name	Fiscal 2024	Fiscal 2025	% Change

René Lacerte	$550,000	$550,000	n/a

John Rettig	$500,000(1)	$500,000	n/a

Ken Moss	$415,000	$450,000	8.4%

Mary Kay Bowman(2)	n/a	$450,000	n/a

Mike Cieri(3)	n/a	$450,000	n/a

(1)	Amount reflects Mr. Rettig’s salary effective upon his promotion to President and Chief Financial Officer on November 2, 2023.
(2)	Ms. Bowman was hired on August 28, 2024, and her base salary from such date through June 30, 2025 remained unchanged.
(3)	Mr. Cieri was hired on March 19, 2025, and his base salary from such date through June 30, 2025 remained unchanged.

As illustrated above, base salaries for our Named Executive Officers were not increased from fiscal 2024 to fiscal 2025 with the exception of our Chief Technology Officer (Mr. Moss). Mr. Moss’s increase was based on the Compensation Committee’s determination, including input from the CEO, that cash compensation was competitively positioned relative to market norms among comparable companies, with the exception of the Chief Technology Officer role, where changes were observed in the competitive market, reflecting continued demand for executive talent with critical artificial intelligence and other technological expertise and experience.

Annual Cash Bonus Compensation

We use performance-based annual cash bonus opportunities to motivate our executive officers, including our Named Executive Officers, to achieve our annual financial, operational, and strategic business objectives. Under the Fiscal 2025 Bonus Program, our Named Executive Officers were eligible to earn annual cash bonuses based on our achievement of corporate financial goals, as described in detail below.

Target Annual Cash Bonus Opportunities

For purposes of the Fiscal 2025 Bonus Program, our Compensation Committee determined the target annual cash bonus opportunities of our Named Executive Officers expressed as a percentage of their annual base salary. In July 2024, the Compensation Committee set the target annual cash bonus opportunities for Mr. Lacerte, Mr. Rettig, and Mr. Moss, for purposes of the Fiscal 2025 Bonus Program. The bonus targets for Ms. Bowman and Mr. Cieri were established in connection the negotiations between us and each executive at the time of his or her hire, taking into consideration the competitive pay positioning for similarly situated executives in our peer group, and what we believed was reasonable and necessary to incentivize each executive to accept the position and drive alignment with us and our stockholders. The target annual cash bonus opportunities of our Named Executive Officers for fiscal 2024 and 2025 were as follows:

Name	FY24 Target Bonus (% of Base)	FY25 Target Bonus (% of Base)

René Lacerte	100%	100%

John Rettig	100%(1)	100%

Ken Moss	60%	60%

Mary Kay Bowman	n/a	60%(2)

Mike Cieri	n/a	60%(3)

(1)

Mr. Rettig was promoted to President and Chief Financial Officer on November 2, 2023, and his fiscal 2024 annual bonus target increased from 80% to 100% at that time, resulting in a 93% blended actual target for fiscal 2024.

(2)	Ms. Bowman’s employment commenced on August 28, 2024. The figure shown is Ms. Bowman’s total target bonus for fiscal 2025, which resulted in a 50.5% prorated actual target for fiscal 2025.
(3)	Mr. Cieri’s employment commenced on March 19, 2025. The figure shown is Mr. Cieri’s total target bonus for fiscal 2025, which resulted in a 17.1% prorated actual target for fiscal 2025.

The actual fiscal 2025 cash bonus for each executive was determined based on the executive’s base salary as of fiscal year-end.

Fiscal 2025 Bonus Program Performance Measurement

As we focus on driving growth and enhancing our profitability profile, and in response to stockholder feedback, our Named Executive Officers were eligible to earn a cash bonus in fiscal 2025 based on our level of achievement of both revenue growth and a profitability metric (weighted equally), with additional consideration given to each executive’s individual performance. As discussed above under “—Fiscal 2025 Performance Results and Incentive Payout Summary,” the Fiscal 2025 Bonus Program required achievement of rigorous top-line and bottom-line performance metrics, specifically, Core Revenue and EBITDA Less Float, to provide incentives that drive the efficient, long-term growth of the Company. We continue to use Core Revenue because it has been an important metric used by investors to assess the health and trajectory of our business, as discussed above. We include EBITDA Less Float to drive and reward improving profitability, which is a key focus for us. Both our Core Revenue and our EBITDA Less Float goals were weighted equally in determining the corporate performance factor for the Fiscal 2025 Bonus Program, with payouts for achievement between threshold, target and maximum levels to be linearly interpolated. Our Compensation Committee believes that our Core Revenue and profitability-based metrics in our bonus plan incentivize our executives to drive the growth of our business, thereby benefitting our stockholders over time.

The Fiscal 2025 Bonus Program structure applicable for each of our Named Executive Officers, approved by the Compensation Committee in July 2024, was as follows:

	Threshold	Target	Maximum

Fiscal 2025 Core Revenue (in millions)	$1,105.0	$1,300.0	$1,495.0

Percent of Target Performance	85%	100%	115%

Payout Percent of Target	50%	100%	150%

	Threshold	Target	Maximum

Fiscal 2025 EBITDA Less Float (in millions)	$32.8	$41.0	$61.5

Percent of Target Performance	80%	100%	150%

Payout Percent of Target	50%	100%	150%

Pursuant to the Fiscal 2025 Bonus Program, following the Compensation Committee’s evaluation of corporate financial performance, each Named Executive Officer’s payout may be adjusted up or down by a maximum of 20% based on an evaluation of each executive’s individual performance during the year.

Fiscal 2025 Bonus Program Payouts

In August 2025, the Compensation Committee determined that our actual fiscal 2025 Core Revenue was approximately $1,300.8 million and EBITDA Less Float was approximately $81.0 million, reflecting exceptional performance on profitability that nearly doubled the target amount. Based on these results, our Compensation Committee approved a corporate performance factor equal to payment at 125.1% of target, as illustrated below:

	Goal Weighting	Target Achievement	Actual Achievement	% of Target Achievement	% Payout

Core Revenue	50%	$1,300.0 million	$1,300.8 million	100.2%	100%

EBITDA Less Float	50%	$41.0 million	$81.0 million	197.0%	150%

Overall Payout					125.1%

Each Named Executive Officer’s overall performance and progress towards or achievement of his or her individual objectives was next reviewed by the Compensation Committee to determine whether the payout determined above should be adjusted upwards or downwards by up to 20% pursuant to the Fiscal 2025 Bonus Program. Following this assessment, the Compensation Committee determined that the executive officers, both collectively and individually, contributed meaningfully to BILL’s fiscal 2025 accomplishments and that no individual performance modifications were warranted.

Taking into consideration our corporate results and individual performance of our Named Executive Officers, the Compensation Committee approved the following cash bonuses for our Named Executive Officers:

	Target Bonus	Earned Bonus	Bonus % of Target

René Lacerte	$550,000	$688,050	125.1%

John Rettig	$500,000	$625,500	125.1%

Ken Moss	$270,000	$337,770	125.1%

Mary Kay Bowman(1)	$227,000	$284,097	125.1%

Mike Cieri(2)	$77,000	$96,241	125.1%

(1)	Ms. Bowman’s fiscal 2025 target bonus award is prorated to reflect her August 28, 2024 hire date.
(2)	Mr. Cieri’s fiscal 2025 target bonus is prorated to reflect his March 19, 2025 hire date.

Equity Compensation

A significant portion of executive pay is delivered as long-term incentive equity awards with multi-year vesting requirements and performance-based metrics to incentivize, reward and retain our Named Executive Officers and drive long-term corporate performance and stockholder value and, thereby, to align the interests of our Named Executive Officers with those of our stockholders.

Consistent with past practice, in fiscal 2025, we generally provided RSUs vesting over a four-year time horizon, including a one-year cliff for new hires. As discussed above, during fiscal 2023, the Compensation Committee introduced PSUs as a material component of annual equity award allocations for our executive officers. In fiscal 2024, we went a step further by increasing the proportion of equity granted in the form of PSUs, representing a significant emphasis on performance-based compensation for our executive team, and a commitment to continue to align pay and performance. In fiscal 2024, we also introduced new PSUs subject to vesting tied to total stockholder return relative to the Russell 3000 index over a three-year performance period. We believe the TSR PSUs help to further align the interests of our executives with those of our stockholders and focus our leadership on long-term performance. In fiscal 2025, we maintained these changes.

In addition, new hire equity compensation is established in connection the negotiations between us and the executive at the time of his or her hire, taking into consideration the competitive pay positioning for similarly situated executives in our peer group, and what we believe is reasonable and necessary to incentivize the executive to accept the position and drive alignment with us and our stockholders.

Annual Equity Compensation

During fiscal 2025, we granted annual long-term incentive awards to each of our Named Executive Officers. The Compensation Committee approved the terms and value of these grants with consideration given to the competitive market data provided by their independent compensation consultant, the individual performance and contribution of our executives, as well as our strong company performance relative to both our compensation peers and broader market.

For Mr. Lacerte and Mr. Rettig, the target value of the annual equity approved by the Compensation Committee was allocated 50% to time-vesting RSUs; 30% to Financial PSUs and 20% to Relative TSR PSUs. For Mr. Moss (excluding the Moss Retention Award), the target value of annual equity approved by the Compensation Committee was allocated 60% to time-vesting RSUs, 25% to Financial PSUs and 15% to Relative TSR PSUs. Mr. Moss received an additional time-vesting RSU for retention purposes as described below, which is not reflected in this allocation. For

Ms. Bowman and Mr. Cieri, their awards reflect the terms of their offer letter agreement in which the equity package reflects a mix of time-based RSUs and performance-based PSUs. Due to Mr. Cieri’s start date occurring late in the fiscal year, he did not receive fiscal 2025 PSUs because substantial time had already elapsed in the performance periods. Instead, Mr. Cieri received only the time-based RSUs during fiscal 2025, and he received PSUs in connection with the fiscal 2026 annual equity cycle in September 2025.

The target award value was converted into shares based on a trailing average closing price of our common stock through a period ending on the day prior to the date of grant. Details of the annual long-term incentive compensation awarded to our Named Executive Officers are as follows:

	Number of:			Target Value of:(1)			Total
Name	Financial PSUs (at Target)	Relative TSR PSUs (at Target)	RSUs	Financial PSUs (at Target)	Relative TSR PSUs (at Target)	RSUs

René Lacerte	79,772	53,181	132,953	$4,200,000	$2,800,000	$7,000,000	$14,000,000

John Rettig	68,376	45,584	113,960	$3,600,000	$2,400,000	$6,000,000	$12,000,000

Ken Moss	23,742	14,245	94,967	$1,250,000	$750,000	$5,000,000(2)	$7,000,000

Mary Kay Bowman(3)	49,672	29,803	119,213	$2,500,000	$1,500,000	$6,000,000	$10,000,000

Mike Cieri(4)	n/a	n/a	206,361	n/a	n/a	$8,500,000	$8,500,000

(1)

These amounts reflect the Compensation Committee’s methodology for determining the equity awards during its compensation review process and do not reflect the actual economic value that may ultimately be realized by the Named Executive Officers. Note these amounts do not reflect the grant date fair value of the PSU and RSU awards computed in accordance with FASB ASC Topic 718, which are set forth in the “ —Fiscal 2025 Summary Compensation Table” below.

(2)	40% of Mr. Moss’s RSUs were allocated to him as a separate retention award with a two-year vesting period, as described below.

(3)	Ms. Bowman’s fiscal 2025 equity reflects her new hire equity awards set forth in her offer letter.

(4)

Mr. Cieri’s fiscal 2025 equity reflects his new hire RSUs set forth in his offer letter. Due to his start date occurring late in our fiscal year, he received only RSUs at hire in fiscal 2025, and subsequently received only PSUs as his fiscal 2026 equity award in September 2025.

Fiscal 2025 RSUs

The fiscal 2025 annual RSUs granted to Mr. Lacerte and Mr. Rettig vest in 16 equal quarterly installments, for a total four-year vesting period.

The RSUs granted to Mr. Moss in the table above reflects two separate awards. The first award of 56,980 RSUs with a target value of $3,000,000 is Mr. Moss’ fiscal 2025 annual RSU award, which vests in 16 equal quarterly installments, for a total four-year vesting period. The second award of 37,987 RSUs with a target value of $2,000,000 represents a one-time retention based grant that vests 50% after approximately one year and the remaining 50% after approximately two years from the grant date (Moss Retention Award). The Compensation Committee recognized the highly competitive market for executives with Mr. Moss’s specialized skills in artificial intelligence, and determined that this retention award was necessary to mitigate the risk of losing this invaluable expertise, which would significantly disrupt our ongoing initiatives and negatively impact stockholder value. The Moss Retention Award is designed to incentivize long-term commitment and align Mr. Moss’s interests directly with our stockholders’ success over the coming years.

The RSUs granted to Ms. Bowman were negotiated as part of her employment package, and vest 25% after approximately one year, and then quarterly over the remaining three years per the terms of her offer letter.

The RSUs granted to Mr. Cieri were negotiated as part of his employment package, and a substantial portion of these new hire RSUs were allocated to him as a ‘make-whole’ equity award to offset the lost value of equity awards from his prior employer that he forfeited when he joined BILL. The Compensation Committee determined that this make-whole was reasonable and necessary component to attract an executive of Mr. Cieri’s caliber. Mr. Cieri’s new hire RSU will vest 25% after approximately one year, and then quarterly over the next three years subject to Mr. Cieri’s continued service. Due to Mr. Cieri’s start date occurring late in the fiscal year, he did not receive fiscal 2025 performance-based PSUs. Instead, Mr. Cieri received only the time-based RSUs set forth in his offer letter as described above, and subsequently received only performance-based equity during our fiscal 2026 annual equity cycle in September 2025, reinforcing future performance alignment. He received no additional time-based equity in September 2025.

Fiscal 2025 PSUs

In fiscal 2025, the Committee again granted financial-based PSU awards designed to drive the achievement of Core Revenue and Non-GAAP Operating Income achievement (Fiscal 2025 Financial PSUs). The Compensation Committee granted TSR-based PSU awards (Fiscal 2025 TSR PSUs), in tandem with the Fiscal 2025 Financial PSUs. Together, the PSUs drive the achievement of our near-term financial goals, as well as long-term stockholder value creation.

Fiscal 2025 Financial PSUs. A portion of the PSUs granted to our Named Executive Officers in fiscal 2025 were eligible to be earned based on our level of achievement of a Core Revenue metric, subject to a cap of 100% of target if our fiscal 2025 Non-GAAP Operating Income did not exceed a threshold during the year, as described below.

Core Revenue Metric. Core Revenue was selected as a key performance metric for the fiscal 2025 PSUs as well as our Fiscal 2025 Bonus Program because our Compensation Committee determined that one of the most important factors in increasing stockholder value in fiscal 2025 was Core Revenue growth. Core Revenue, which is comprised of the revenue generated from subscriptions to our platform and transactions on our platform and excludes only “float” revenue, or revenue generated from interest on customer funds (which is less within our control), is a critical indicator of the growth of our business. Our Compensation Committee considered a variety of factors, including our continued growth, our dynamic, highly competitive and fast-moving industry and the difficulty of predicting future performance in such an environment, and concluded that a one-year Core Revenue-based performance metric incentivized our executives to focus on achieving performance objectives directly connected to our growth plan and, as a result, aligned their success with the interests of our stockholders. We operate in a highly-dynamic market and we believe that setting financial performance goals on a one-year basis best enables us to be precise and rigorous in reflecting the competitive environment.

Non-GAAP Operating Income Guardrail. To promote profitability, Fiscal 2025 Financial PSU achievement was capped at a maximum of 100% of target if our Non-GAAP Operating Income did not exceed a $190.7 million threshold during the year. The Compensation Committee included this cap as a guardrail to ensure that Core Revenue performance was achieved in a sustainable way. This aligns executives with our business performance and strategy, since it indicates how efficiently we are driving our growth in a responsible manner. It is also an appropriate performance motivator for our executive officers because their decisions can significantly impact this metric.

Information regarding the target, threshold, and maximum values for our Fiscal 2025 Financial PSUs are set forth in the table below. Core Revenue achievement between the threshold, target and maximum levels, and the corresponding number of Fiscal 2025 Financial PSUs that would be eligible to vest, would be linearly interpolated.

	Threshold	Target	Maximum

Fiscal 2025 Core Revenue (in millions)	$1,105.0	$1,300.0	$1,690.0

Percent of Target Performance	85%	100%	130%

Payout Percent of Target	50%	100%	200%

In August 2025, the Audit Committee determined, and the Compensation Committee certified, that our actual fiscal 2025 Core Revenue was $1,300.8 million and our fiscal 2025 Non-GAAP Operating Income was $239.5 million.2 As a result, the Compensation Committee determined that the Fiscal 2025 Financial PSUs were achieved at slightly above target as shown in the table below:

Name	Fiscal 2025 Financial PSU Achievement %	Fiscal 2025 Financial PSUs Achieved(1)

René Lacerte	100.2%	79,931

John Rettig	100.2%	68,512

Ken Moss	100.2%	23,789

Mary Kay Bowman	100.2%	49,771

Mike Cieri(2)	N/A	N/A

(1)	PSUs vested one-third on August 28, 2025 and the remainder will vest on a quarterly basis over the subsequent two years.

(2)	Due to the timing of his start date late in fiscal 2025, Mr. Cieri was instead granted PSUs for fiscal 2026 under the terms of his offer letter.

Fiscal 2025 TSR PSUs

Our Fiscal 2025 TSR PSUs are eligible to be earned based on our TSR relative to the Russell 3000 index (Index), with a single three-year performance period, beginning July 1, 2024 and ending June 30, 2027. The Compensation Committee granted these awards to align our NEOs’ incentives with the long-term interests of our stockholders. The Compensation Committee determined that it was appropriate to use a single three-year performance period for the TSR PSUs granted during fiscal 2025 to align the Fiscal 2025 TSR PSUs towards long-term sustained value creation, balanced with the annual performance objectives of the Financial PSUs. The Compensation Committee believes the Index is an appropriate comparison because it represents a broad group of companies with whom we compete for talent and investment dollars and is large enough to account for potential consolidation in our industry sector.

The table below summarizes the performance targets and payout levels:

	Performance Metric Achievement – Relative TSR	Performance Multiplier (as a Percentage of Target Fiscal 2025 TSR PSUs)
Below Threshold	<25th percentile	0%
Threshold Level	25th percentile	50%
Target Level	50th percentile	100%
Maximum Level	85th percentile	200%

The Compensation Committee determined to set the threshold for maximum achievement at the 85th percentile, rather than the 75th percentile as many peer companies do, to incentivize exceptional performance. The Company’s relative TSR achievement (and the corresponding number of PSUs that are earned and vest) will be determined on a straight-line interpolation basis, if achievement is between the levels set forth in the table above.

Any earned PSUs subject to the relative TSR performance metrics vest in full at the end of the three-year performance period, subject to the executive’s continued service at that time.

Timing of Grants of Certain Equity Awards

We grant equity awards on an annual basis and may grant equity awards on a discretionary basis in connection with certain events such as the commencement of employment, promotion or the closing of an acquisition. As discussed above, currently, we primarily grant RSUs and PSUs and generally do not grant stock options. We do not have a formal policy regarding the timing of awards of options in relation to our disclosure of material nonpublic information. However, our Compensation Committee does not grant option awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

2 Please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” for reconciliation.

Each fiscal year, our Compensation Committee adopts an annual budget for the grant of equity awards. Further, as part of its standing agenda, our Compensation Committee approves annual grants of equity awards to our Named Executive Officers at its regularly scheduled meeting in July of each year. For fiscal 2025, the Compensation Committee determined in advance that annual equity grants of RSUs and PSUs would be granted to our Named Executive Officers (excluding Mr. Cieri as he was not yet employed) on September 16, 2024, with the number of RSUs and PSUs awarded determined based on the methodology described above under “—Annual Equity Compensation.” For Mr. Cieri, his equity awards were granted on April 15, 2025, the month following his hire date according to our equity award policy for newly hired executives as previously approved by the Compensation Committee. No additional, discretionary equity awards were made to our Named Executive Officers in fiscal 2025 (other than the Moss Retention Award, which was likewise granted on September 16, 2024).

Additional Information

Signing Bonus

Mr. Cieri received a one-time cash sign-on bonus in the amount of $500,000 to mitigate his forfeiture of equity awards granted to him by his former employer and to ensure a seamless transition. This sign-on bonus is subject to full repayment if Mr. Cieri voluntarily leaves within the first year of his start date, and partial, prorated repayment if Mr. Cieri voluntarily leaves within the second year of his start date.

Offer Letters

We have entered into offer letters with each of our Named Executive Officers. Each of these offer letters and agreements provide for at-will employment and generally include the Named Executive Officer’s initial base salary and an indication of eligibility for an annual cash incentive award opportunity. Each of our Named Executive Officers is also eligible to participate in our employee benefit plans, including health insurance, that we offer to our employees. In addition, each of our Named Executive Officers has executed a form of our standard confidential information, invention assignment agreement and indemnification agreement.

Post-Employment Compensation Arrangements

The Compensation Committee considers maintaining an effective management team to be essential to protecting the best interests of BILL and our stockholders. Accordingly, we have entered into change in control and severance agreements with each of our Named Executive Officers. These agreements are intended to align with competitive market practice among peers and the broader software market. In addition, change-in-control benefits support continued retention and continuity with respect to their roles and responsibilities without the distraction that may arise from the possibility or occurrence of a change in control of BILL. The benefits under the change in control and severance agreements generally supersede all other cash severance and vesting acceleration arrangements. In addition, we maintain a policy that provides for certain equity acceleration upon the death or disability of certain tenured employees, as described under “How We Are Paid—Executive Death, Disability, and Retirement Policy.” For detailed descriptions of the post-employment compensation arrangements we maintain with our Named Executive Officers as well as an estimate of the potential payments and benefits payable under these arrangements, see “—Potential Payments upon Termination or Change in Control” below.

Stock Ownership Guidelines

To further align the interests of our executive officers with those of our stockholders and to promote a long-term perspective in managing our Company, in October 2021, we adopted a stock ownership policy for our Chief Executive Officer, Chief Financial Officer and other executive officers (as defined in Rule 16a-1(f) promulgated under the Exchange Act), including each of our Named Executive Officers. Our stock ownership policy requires each executive officer to acquire and hold a number of shares of our common stock equal in value to a multiple of such executive officer’s annual base salary, in each case, until he or she ceases to be an executive officer. The multiple for our Chief Executive Officer is five times his annual base salary, the multiple for our Chief Financial Officer is three times her annual base salary, and the multiple for our other executive officers is two times his or her annual base salary. For purposes of our stock ownership policy, we only count directly and beneficially owned shares, including shares purchased through our 2019 ESPP or 401(k) Plan, if applicable, shares underlying vested RSUs that are held or deferred, shares received on exercise of stock options and shares held in trust. We do not include unexercised stock options or unvested RSUs or PSUs. Each executive officer has satisfied the ownership minimum or has until the last day of our fiscal year that includes the fifth anniversary of the later of his or her designation as an executive officer and the effective date of the policy to obtain the required ownership level. The Compensation Committee may make exceptions in situations where the stock ownership policy would cause a severe hardship.

Compensation Recovery “Clawback” Policy

In September 2023, our Board adopted a clawback policy providing for the recovery of all or any portion of an executive officer’s incentive-based compensation in the event that we restate our financial results in compliance with the final rules promulgated by the SEC under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Rule 10D-1 and the NYSE. The policy applies to our Chief Executive Officer, Chief Financial Officer, and other executive officers, including each of our Named Executive Officers. The recovery period extends up to the three most recently-completed fiscal years prior to the date of the restatement, with respect to incentive-based compensation granted or received after the effective date of the SEC rules.

Anti-hedging Policy

Under our Insider Trading Policy, we prohibit our employees, including our Named Executive Officers, and Board members, from hedging the risk associated with ownership of shares of BILL common stock and other securities.

Anti-pledging Policy

Under our Insider Trading Policy, we prohibit our employees, including our Named Executive Officers and Board members, from pledging any BILL securities as collateral for a loan, except as specifically approved by our Chief Compliance Officer. Further, any pledging is strongly discouraged.

Employee Benefits and Perquisites

In fiscal 2025, our Named Executive Officers were generally eligible to receive the same employee benefits available to all of our full-time employees, subject to the satisfaction of certain eligibility requirements. This included medical, dental, and vision benefits, flexible spending accounts, short-term and long-term disability insurance, life insurance, and accidental death and dismemberment insurance. Our employee benefits programs are designed to be affordable and competitive to the market in which we compete for talent. For fiscal 2025, our Named Executive Officers were also eligible to participate in an executive health insurance program as encouragement to monitor and maintain good health.

Tax and Accounting Treatment of Compensation

Our Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), limits the amount that we may deduct from our federal income taxes for remuneration paid to our Named Executive Officers to $1 million per executive officer per year.

In approving the amount and form of compensation for the Named Executive Officers, the Compensation Committee considers all elements of our cost of providing such compensation, including the potential impact of Section 162(m). The Compensation Committee believes, however, that our stockholder interests are best served by retaining its discretion and flexibility in awarding compensation, even though some compensation awards may result in non-deductible compensation expense.

No Tax Reimbursement of Parachute Payments and Deferred Compensation

We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2025, and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement.

Accounting Treatment

We account for stock compensation in accordance with the authoritative guidance set forth in FASB ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors over the period during which the award recipient is required to perform services in exchange for the award. We determine both the grant date fair value and the service period based on applicable accounting standards. This calculation is performed for accounting purposes and reported in the compensation tables included in this Proxy Statement.

401(k) Plan

We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. With certain exceptions, all employees who have attained at least 21 years of age are eligible to participate in the plan on the first day of the month occurring after the employee satisfies the eligibility requirements. Participants may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on contributions under the Code. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee’s interest in his or her deferral contributions is 100% vested when contributed.

Rule 10b5-1 Sales Plans

Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

REPORT OF THE COMPENSATION COMMITTEE

This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with the Company’s management. Based on that review and those discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2025.

Submitted by the Compensation Committee

Allison Mnookin, Chair

Brian Jacobs

Alison Wagonfeld

Dan Wernikoff

Fiscal 2025 Summary Compensation Table

The following table provides information concerning the total compensation of our Named Executive Officers for all services rendered to us during fiscal 2023, fiscal 2024 and fiscal 2025, as applicable. See “Compensation Discussion & Analysis—Realized Pay for Fiscal 2025” for additional information.

Name and Principal Position	Fiscal Year	Salary		Bonus	Stock Awards(1)		Non-Equity Incentive Plan Compensation(2)		All Other Compensation(3)		Total

René Lacerte Chief Executive Officer and Chair	2025 2024 2023	$ $ $	550,000 613,462 550,000	— — —	$ $ $	14,861,481 13,180,642 16,545,814	$ $ $	688,050 552,200 625,350	$ $	40,304 31,667 —	$ $ $	16,139,836 14,377,970 17,721,164

John Rettig(4) President and Chief Operating Officer	2025 2024 2023	$ $ $	500,000 547,524 475,000	— — —	$ $ $	12,738,449 9,414,759 12,974,008	$ $ $	625,500 551,933 518,472	$ $	39,000 41,805 —	$ $ $	13,902,949 10,556,020 13,967,481

Ken Moss Chief Technology Officer	2025		$443,269	—		$7,113,512		$337,770		$39,652		$7,934,204

Mary Kay Bowman(5) Executive Vice President, General Manager of Payments and Financial Services	2025		$337,308	—		$10,849,353		$284,097		$25,333		$11,536,091

Mike Cieri(6) Executive Vice President, General Manager of Software Solutions	2025		$126,346	$500,000(7)		$8,710,498		$96,241		$4,000		$9,437,085

(1)

Amounts represent the aggregate grant date fair value of the stock awards in form of RSUs and PSUs, awarded to the Named Executive Officer during fiscal 2025, fiscal 2024 or fiscal 2023, as applicable, in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value are set forth in Note 10 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025. Such grant date fair value does not take into account any forfeitures related to service-based vesting conditions that may occur. Note that the amounts reported in this column do not correspond to the actual economic value that may be received by our Named Executive Officers from the RSUs and PSUs. The Fiscal 2024 TSR PSUs and Fiscal 2025 TSR PSUs are considered to have a “market condition” for accounting purposes and are therefore valued using a lattice model simulation analysis, specifically a Monte Carlo simulation. The grant date fair values of the Fiscal 2024 Financial PSUs and Fiscal 2025 Financial PSUs are based on our achievement of such awards’ performance conditions at 100% of target. If both the Fiscal 2025 Financial PSUs and the Fiscal 2025 TSR PSUs were instead valued based on the maximum outcome of the applicable performance condition (i.e., based on maximum level performance), the total amounts reported in this column for fiscal 2025 would increase as follows: Mr. Lacerte from $8,114,117 to $13,494,730, Mr. Rettig from $6,954,979 to $11,566,940, Mr. Moss from $2,293,937 to $3,855,681 and Ms. Bowman from $4,799,293 to $8,066,713. Mr. Cieri did not receive PSUs for fiscal 2025.

(2)	Amounts reported represent bonus payments earned under our annual bonus programs for each fiscal year.

(3)

Fiscal 2025 amounts include the cost of our executive health insurance program. In addition, fiscal 2025 amounts include $1,304 for Mr. Lacerte and $652 for Mr. Moss, reflecting travel costs for such executives’ spouses to accompany the executive on one business-related flight.

(4)	Mr. Rettig transitioned from President and Chief Financial Officer to President and Chief Operating Officer on July 7, 2025.

(5)	Ms. Bowman joined us in August 2024. Salary and Non-Equity Incentive Plan Compensation reflects actual service time in fiscal 2025.

(6)	Mr. Cieri joined us in March 2025. Salary and Non-Equity Incentive Plan Compensation reflects actual service time in fiscal 2025.

(7)	Mr. Cieri received a special signing bonus in consideration of the substantial amount of equity he forfeited from his prior employer. This cash award is subject to a two-year clawback.

Fiscal 2025 Grants of Plan-Based Awards Table

The following table provides information concerning each grant of an award made in fiscal 2025 for each of our Named Executive Officers under any plan. This information supplements the information about these awards set forth in the “—Fiscal 2025 Summary Compensation Table” above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Type of Award	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum

René Lacerte	Cash	—	$275,000	$550,000	$990,000	—	—	—	—	—

	RSU	9/16/2024	—	—	—	—	—	—	132,953	$6,747,365

	PSU Financial	9/16/2024	—	—	—	39,886	79,772	159,544	—	$4,048,429

	PSU TSR	9/16/2024	—	—	—	26,591	53,181	106,362	—	$4,065,687

John Rettig	Cash	—	$250,000	$500,000	$900,000	—	—	—	—	—

	RSU	9/16/2024	—	—	—	—	—	—	113,960	$5,783,470

	PSU Financial	9/16/2024	—	—	—	34,188	68,376	136,752	—	$3,470,082

	PSU TSR	9/16/2024	—	—	—	22,792	45,584	91,168	—	$3,484,897

Ken Moss	Cash	—	$135,000	$270,000	$486,000	—	—	—	—	—

	RSU	9/16/2024	—	—	—	—	—	—	56,980	$2,891,735

	Retention RSU	9/16/2024	—	—	—	—	—	—	37,987	$1,927,840

	PSU Financial	9/16/2024	—	—	—	11,871	23,742	47,484	—	$1,204,907

	PSU TSR	9/16/2024	—	—	—	7,123	14,245	28,490	—	$1,089,030

Mary Kay Bowman	Cash	—	$113,548	$227,096	$408,773	—	—	—	—	—

	RSU	9/16/2024	—	—	—	—	—	—	119,213	$6,050,060

	PSU Financial	9/16/2024	—	—	—	24,836	49,672	99,344	—	$2,520,854

	PSU TSR	9/16/2024	—	—	—	14,902	29,803	59,606	—	$2,278,439

Mike Cieri	Cash	—	$38,466	$76,932	$138,477	—	—	—	—	—

	RSU	4/15/2025	—	—	—	—	—	—	206,361	$8,710,498

(1)

The amounts reported reflect the threshold, target and maximum performance-based cash incentive compensation amounts that could have been paid for Fiscal Year 2025 under the Fiscal 2025 Bonus Program, including prorated amounts reflecting Ms. Bowman and Mr. Cieri’s start dates on August 28, 2024 and March 19, 2025, respectively. See “Compensation Discussion and Analysis—Fiscal 2025 Bonus Program Performance Management” above for additional information on the Fiscal 2025 Bonus Program and related metrics.

(2)	The vesting schedule of each stock award granted is set forth in the “—Outstanding Equity Awards at 2025 Year End Table” below.

(3)

Amounts represent the aggregate grant date fair value of the stock awards in form of RSUs and PSUs, awarded to the named executive officer during fiscal 2025 as applicable, in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value are set forth in Note 10 of the notes to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended June 30, 2025. Such grant-date fair market value does not take into account any forfeitures related to service-based vesting conditions that may occur. Note that the amounts reported in this column do not correspond to the actual economic value that may be received by our named executive officers from the RSUs and PSUs. In particular, amounts in this column include the grant date fair value of the fiscal 2025 PSUs, as computed in accordance with ASC 718, assuming the probable outcome of related performance conditions, which we have expected to be achieved at 100% of target for the fiscal 2025 financial PSUs. The TSR PSUs granted in fiscal 2025 are considered to have a “market condition” for accounting purposes and are therefore valued using a lattice model simulation analysis, specifically a Monte Carlo simulation.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of the Named Executive Officers, information regarding outstanding equity awards held as of June 30, 2025. The equity awards listed below are subject to acceleration upon certain specified events; for more information, see “—Potential Payments upon Termination or Change in Control” below.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options				Number of Shares or units of Stock That have not Vested	Market Value of Shares or Units of Stock that have not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested($)(1)
Name	Grant Date	Exercisable	Unexercisable	Exercise Price	Expiration Date

René Lacerte	8/2/2018(2)	176,456	0	$5.26	8/1/2028	—	—	—	—

	2/13/2019(3)	650,000	0	$8.76	2/12/2029	—	—	—	—

	5/28/2020(4)	95,000	0	$69.37	5/28/2030	—	—	—	—

	7/21/2021(5)	26,110	1,741	$200.42	7/21/2031	—	—	—	—

	7/21/2021(6)	—	—	—	—	2,786	$128,880	—	—

	7/30/2022(9)	—	—	—	—	26,794	$1,239,490	—	—

	7/30/2022(10)	—	—	—	—	2,367	$109,497	—	—

	8/15/2023(11)	—	—	—	—	32,920	$1,522,879	—	—

	8/15/2023(13)	—	—	—	—	—	—	23,409	$1,082,900

	9/16/2024(14)	—	—	—	—	108,025	$4,997,237	—	—

	9/16/2024(15)	—	—	—	—	79,931	$3,697,608	—	—

	9/16/2024(16)	—	—	—	—	—	—	53,181	$2,460,153

John Rettig	8/2/2018(2)	7	0	$5.26	8/1/2028	—	—	—	—

	2/13/2019(3)	96,300	0	$8.76	2/12/2029	—	—	—	—

	5/28/2020(4)	23,000	0	$69.37	5/28/2030	—	—	—	—

	7/20/2021(5)	10,444	697	$194.41	7/21/2031	—	—	—	—

	7/20/2021(6)	—	—	—	—	1,115	$51,580	—	—

	12/13/2021(7)	—	—	—	—	4,375	$202,388	—	—

	12/13/2021(8)	—	—	—	—	—	—	50,000	$2,313,000

	7/28/2022(9)	—	—	—	—	21,436	$991,629	—	—

	7/28/2022(10)	—	—	—	—	1,894	$87,616	—	—

	8/15/2023(11)	—	—	—	—	23,515	$1,087,804	—	—

	8/15/2023(13)	—	—	—	—	—	—	16,721	$773,513

	9/16/2024(14)	—	—	—	—	92,593	$4,283,352	—	—

	9/16/2024(15)	—	—	—	—	68,512	$3,169,365	—	—

	9/16/2024(16)	—	—	—	—	—	—	45,584	$2,108,716

Ken Moss	5/17/2023(12)	—	—	—	—	66,988	$3,098,865	—	—

	8/15/2023(13)	—	—	—	—	—	—	4,702	$217,515

	9/16/2024(14)	—	—	—	—	46,297	$2,141,699	—	—

	9/16/2024(15)	—	—	—	—	23,789	$1,100,479	—	—

	9/16/2024(16)	—	—	—	—	—	—	14,245	$658,974

	9/16/2024(17)	—	—	—	—	37,987	$1,757,279	—	—

Mary Kay Bowman	9/16/2024(18)	—	—	—	—	119,213	$5,514,793	—	—

	9/16/2024(15)	—	—	—	—	49,771	$2,302,406	—	—

	9/16/2024(16)	—	—	—	—	—	—	29,803	$1,378,687

Mike Cieri	4/15/2025(19)	—	—	—	—	206,361	$9,546,260	—	—

(1)	The dollar amounts shown are determined by multiplying the number of unvested shares or units by $46.26, the closing price of our common stock as of June 30, 2025.

(2)	The stock option vests at a rate of 1/48th of the shares underlying the stock option each month following the August 2, 2018 vesting commencement date.

(3)

The stock option vests at a rate of 1/2 of the shares underlying the stock option on the two-year anniversary of the December 10, 2018 vesting commencement date and an additional 1/48th of the shares monthly thereafter.

(4)	The stock option vests at a rate of 1/16th of the shares underlying the stock option each quarter following the May 28, 2020 vesting commencement date.

(5)	The stock option vests at a rate of 1/16th of the shares underlying the stock option each quarter following the August 28, 2021 vesting commencement date.

(6)	The stock award vests at a rate of 1/16th of the shares underlying the award each quarter following the August 28, 2021 vesting commencement date.

(7)	The stock award vests at a rate of 1/16th of the shares underlying the award quarterly over four years, beginning February 28, 2022.

(8)

Reflects target achievement for Mr. Rettig’s PSU award; there is no threshold for the PSU. The PSU includes three tranches, each subject to achievement of price-based goals during a five-year performance period commencing on the date of grant. To the extent achieved, the first, second and third tranches may vest no earlier than December 1, 2022, 2023 and 2024, respectively. To date, none of the three tranches have been earned.

(9)	The stock award vests at a rate of 1/16th of the shares underlying the award each quarter following the August 28, 2022 vesting commencement date.

(10)

The shares shown reflect the final achievement of the Fiscal 2023 Financial PSUs, as described in “Compensation Discussion and Analysis—Fiscal 2023 Company Performance Results and Incentive Payout Summary.” The achieved shares vest at a rate of 1/3rd of the shares underlying on August 28, 2023, and then 1/8th quarterly over the next two years.

(11)	The stock award vests at a rate of 1/16th of the shares underlying the award each quarter following the August 28, 2023 vesting commencement date.

(12)	The stock award vests at a rate of 1/4 of the shares underlying the award following a one year cliff and then quarterly thereafter beginning May 28, 2023.

(13)

The shares shown reflect the target achievement of the Fiscal 2024 TSR PSUs, as described in “Compensation Discussion and Analysis—Fiscal 2024 Company Performance Results and Incentive Payout Summary.” The Fiscal 2024 TSR PSUs are subject to the level of achievement of relative TSR metrics over a three-year period, ending June 30, 2026. To the extent achieved, the achieved shares will vest in full at such time.

(14)	The stock award vests at a rate of 1/16th of the shares underlying the award each quarter following the August 28, 2024 vesting commencement date.

(15)

The shares shown reflect the final achievement of the Fiscal 2025 Financial PSUs, as described in “Compensation Discussion and Analysis—Fiscal 2025 Company Performance Results and Incentive Payout Summary,” at 100.2% achievement. The achieved shares vest at a rate of 1/3rd of the shares underlying the award on August 28, 2025, and then 1/8th quarterly over the next two years.

(16)

The shares shown reflect the target achievement of the Fiscal 2025 TSR PSUs, as such awards are described in “Compensation Discussion and Analysis—Fiscal 2025 Company Performance Results and Incentive Payout Summary.” The Fiscal 2025 TSR PSUs are subject to the level of achievement of relative TSR metrics over a three-year period, ending June 30, 2027. To the extent achieved, the achieved shares will vest in full at such time.

(17)	The stock award vests at a rate of 1/2 of the shares underlying the award on the one-year and two-year anniversary of the August 28, 2024 vesting commencement date.

(18)	The stock award vests at a rate of 1/4 of the shares underlying the award following a one year cliff and quarterly thereafter, beginning August 28, 2024.

(19)	The stock award vests at a rate of 1/4 of the shares underlying the award following a one year cliff and quarterly thereafter, beginning May 28, 2025.

Fiscal 2025 Stock Option Exercises and Stock Vested Table

The following table presents, for each of our Named Executive Officers, the number of shares of our common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during fiscal 2025 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs. As Ms. Bowman and Mr. Cieri joined us during fiscal 2025, they did not have any awards vest during fiscal 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

René Lacerte	—	—	81,604	$5,009,773

John Rettig	—	—	69,747	$4,282,064

Ken Moss	—	—	44,177	$2,704,366

(1)

The value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares on the date of exercise and the aggregate exercise price of the stock option.

(2)

The value realized upon the vesting and settlement of an RSU is based on the closing price of our common stock on the day of vesting, except where day of vesting falls on weekend, it is the closing price on the closest prior trading day. Amounts shown are presented on an aggregate basis for all vesting and settlement that occurred during fiscal 2025.

Potential Payments upon Termination or Change in Control

Change in Control and Severance Agreements

We have entered into change in control and severance agreements (CIC agreements) with each of our executive officers, including our Named Executive Officers, which provide for the following benefits if the executive is terminated by us without cause (as such term is defined in the CIC agreement) outside of a change in control (as such term is defined in the CIC agreement) in exchange for a customary release of claims: (i) a lump sum severance payment of six months base salary for our executive officers (eighteen months for our Chief Executive Officer and twelve months for our President and Chief Operating Officer (as of June 30, 2025)), (ii) a lump sum payment equal to the executive officer’s then–current target bonus opportunity prorated for the months served during the bonus year, and (iii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for the same period of time as the salary severance.

If the executive officer’s employment is terminated by us without cause or by the executive for good reason (as such term is defined in the CIC agreement) within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the twelve months following a change in control, the CIC agreements provide the following benefits in exchange for a customary release of claims: (i) a lump sum severance payment of twelve months base salary and 100% of target bonus for our executive officers (eighteen months base salary and 150% target bonus for our Chief Executive Officer), (ii) a lump sum payment equal to the executive officer’s then–current target bonus opportunity prorated for the number of months served out of the bonus year, (iii) 100% acceleration of any then–unvested equity awards (unless provided otherwise in a performance–based equity award agreement), and (iv) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for the same period of time as the salary severance. Each CIC agreement is in effect for three years, with automatic renewals unless notice is given by us to the executive officer three months prior to expiration.

We believe that these arrangements are designed to align the interests of our Named Executive Officers and our stockholders when considering our long–term future. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. All payments, benefits and acceleration of vesting of outstanding equity awards in the event of a change in control of BILL are payable only if there is a subsequent loss of employment by a Named Executive Officer (a so–called “double–trigger” arrangement). The benefits under the change in control and severance agreements supersede all other cash severance and vesting acceleration arrangements.

Fiscal 2025 Financial PSUs

In the event that a change in control had occurred while the performance period for the fiscal 2025 financial PSUs was ongoing, the Non–GAAP Operating Income Threshold would be disregarded, and the Core Revenue performance metric would be deemed achieved at the greater of target level or actual performance (as determined by the Board or the Compensation Committee in its sole discretion) as of such date. The resulting achieved PSUs would then vest as to 1/3rd on the regular quarterly vesting date following the change in control and 2/3rds over eight quarters thereafter, subject to the executive’s continued service. Such post–change in control time–vesting PSUs would be eligible for the double trigger acceleration set forth in the CIC Agreements described above.

Fiscal 2024 and Fiscal 2025 TSR PSUs

In the event that a change in control occurs during the performance periods for the fiscal 2024 and fiscal 2025 TSR PSUs, the degree of achievement will be determined based on the sale price of a share of our common stock in the change in control. Thereafter, any achieved PSUs will vest in twelve equal quarterly installments measured from July 1, 2023 for the fiscal 2024 TSR PSUs and July 1, 2024 for the fiscal 2025 TSR PSUs (with any achieved PSUs that would be vested as of the change in control date immediately vesting at such time). Such post–change in control time–vesting PSUs will also be eligible for the double trigger acceleration set forth in the CIC Agreements described above.

President & COO (and CFO for fiscal 2025) December 2021 PSU

Mr. Rettig’s PSU granted in December 2021, which is subject to three increasing stock price goals, remains outstanding and eligible to be achieved. In the event of a change in control, the stock price goals shall be determined by reference to the price per share paid in such change in control. In the case of achievement between two stock price goals based on such per share price paid in a change in control, the achievement and resulting number of shares eligible to vest will be interpolated. Any resulting achieved shares will be subject to time–based vesting, and such post–change in control time–vesting PSUs would be eligible for the double trigger acceleration set forth in the CIC Agreement described above.

Fiscal 2025 Potential Payments upon Termination or Change in Control Table

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our Named Executive Officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on June 30, 2025, the final trading day of the fiscal year, and the price per share of our common stock was the closing price on the NYSE as of June 30, 2025, which was $46.26. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Qualifying Termination — No Change in Control				Qualifying Termination — Change in Control
Name	Cash Severance(1)	Non—Equity Incentive Plan Compensation($)(2)	Continuation Of Medical Benefits(3)	Total	Cash Severance(1)	Non—Equity Incentive Plan Compensation ($)(2)	Continuation of Medical Benefits(3)	Value of Accelerated Vesting(4)	Total

René Lacerte	$825,000(5)	$550,000	$95,998	$1,470,998	$1,650,000(5)	$550,000	$95,998	$13,480,904	$15,776,902

John Rettig	$500,000(6)	$500,000	$71,688	$1,071,688	$1,000,000(6)	$500,000	$71,688	$11,404,015	$12,975,703

Ken Moss	$225,000(7)	$270,000	$23,341	$518,341	$720,000(7)	$270,000	$46,683	$8,576,511	$9,613,194

Mary Kay Bowman	$225,000(7)	$270,000	$24,610	$519,610	$720,000(7)	$270,000	$49,220	$8,817,711	$9,856,931

Mike Cieri	$225,000(7)	$270,000	$28,844	$523,844	$720,000(7)	$270,000	$57,688	$9,546,260	$10,593,948

(1)	Cash severance amounts determined based on the base salaries (and, if applicable, target bonus award opportunities) in effect as of June 30, 2025.

(2)

Per agreement, executives are entitled to receive a prorated portion of their current fiscal year bonus opportunity. Amounts in table above reflect the executive’s annual target bonus opportunity given the assumed triggering event date of June 30, 2025.

(3)	Payment of premiums for continued medical benefits reflects the same duration as cash severance.

(4)

The value of accelerated vesting is calculated based on the per share closing price on NYSE as of June 30, 2025 which was $46.26, less, if applicable, the aggregate exercise price of each outstanding exercisable stock option.

The value of accelerated vesting includes 100% of each of the executive’s then outstanding unvested time-based equity awards.

The fiscal 2025 Financial PSUs are included based on their actual achievement at 100.2% as of the end of fiscal 2025.

The achievement of TSR PSUs (under assumed change in control) is based on the per share closing price on NYSE as of June 27, 2025, which was $45.57 (the trading day immediately preceding the assumed closing date of June 30, 2025). As a result, the value of accelerated vesting i) does not include fiscal 2024 TSR PSUs because the performance threshold was not met and ii) includes fiscal 2025 TSR PSUs at 72.57% achievement.

The value of accelerated vesting does not include PSUs granted to Mr. Rettig in December 2021 (the Rettig PSUs) because none of the Rettig PSU stock price targets were achieved as of June 30, 2025.

(5)	Amount represents 18 months of base salary (under no change of control) and 18 months of base salary plus target annual bonus opportunity (under change in control).

(6)	Amount represents 12 months of base salary (under no change of control) and 12 months of base salary plus target annual bonus opportunity (under change in control).

(7)	Amount represents 6 months of base salary (under no change of control) and 12 months of base salary plus target annual bonus opportunity (under change in control).

PAY VERSUS PERFORMANCE DISCLOSURE
The Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive pay with stockholder interests and links pay to performance through a blend of short-term and long-term performance measures.
As required by Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between the compensation actually paid to our Named Executive Officers and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how executive compensation aligns with our performance, please refer to “
Compensation Discussion and Analysis
” above.
Pay-Versus-Performance
Table

Year 1	Summary Compensation Table Total for PEO 2	Compensation Actually Paid to PEO 3	Average Summary Compensation Table Total for Non-PEO Named Executive Officers 2	Average Compensation Actually Paid to Non-PEO Named Executive Officers 3	Value of Initial Fixed $100 Investment Based On:		Net Income 6	Company-Selected Measure: Core Revenue 7
					Total Stockholder Return 4	Peer Group Total Stockholder Return 4,5
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$16,139,836	$14,284,040	$10,702,582	$9,995,878	$51	$282	$23,799,000	$1,300,803,534
2024	$14,377,970	($4,629,120)	$5,689,669	($4,474,346)	$58	$245	($28,878,000)	$1,122,733,000
2023	$17,721,164	$18,224,752	$7,715,493	$7,289,711	$130	$173	($223,725,000)	$944,710,000
2022	$13,929,027	$6,016,600	$35,416,613	$17,964,941	$122	$123	($326,361,000)	$633,365,000

1
During fiscal years 2021, 2022, 2023, 2024 and 2025 our principal executive officer (PEO) was Rene Lacerte. The names of each non-PEO
Named Executive Officer included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows:

FY2025	FY2024	FY2023	FY2022	FY2021
• John Rettig • Ken Moss • Mary Kay Bowman • Mike Cieri	• John Rettig • Rajesh Aji • Loren Padelford	• John Rettig • Rajesh Aji • Bora Chung • Loren Padelford	• John Rettig • Bora Chung • Thomas Clayton • Mark Lenhard • Blake Murray	• John Rettig • Rajesh Aji • Bora Chung • Thomas Clayton

2
The dollar amounts reported in columns (b) and (d) are the amounts reported for our PEO and the average of our non-PEO
Named Executive officers, respectively, for each corresponding year in the “Total” column in the Summary Compensation Table.

3
The dollar amounts reported in columns (c) and (e) represent the amount of “compensation actually paid” to our PEO and non-PEO
Named Executive Officers in each respective year. The dollar amounts do not reflect the actual amount of compensation earned or received during the applicable fiscal year. There are no material differences to the assumptions used to compute the valuation of the equity awards for calculation the “compensation actually paid” from the assumptions used to compute the valuation of such equity awards as of the grant date. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the total compensation of our PEO and non-PEO
Named Executive Officers for fiscal 2025 to determine the “compensation actually paid” to each such period.

6
9

PEO: Renè Lacerte
Prior FYE	06/30/2024
Current FYE	06/30/2025
Fiscal Year	2025

SCT Total	$16,139,836
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($14,861,481)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$11,982,089
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($1,003,421)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$1,574,195
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$452,823
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Compensation Actually Paid	$14,284,040

NEO
Prior FYE	06/30/2024
Current FYE	06/30/2025
Fiscal Year	2025

SCT Total	$10,702,582
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($9,852,953)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$8,839,016
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($359,846)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$505,987
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$161,091
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Compensation Actually Paid	$9,995,878

4
Company and Peer Group total stockholder return shown in columns (f) and (g) is calculated assuming that a $100 investment was made on the close of trading on June 30, 2020 and reinvesting all dividends until the last day of each reported fiscal year.

5	The peer group used is the S&P 500 Information Technology Index, as used in the performance graph shown in our annual report.

6	The dollar amounts reported in column (h) represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.

7
The company-selected metric is Core Revenue. Core Revenue growth continues to be viewed as a key metric of our business performance and aligned with long term stockholder value creation as reflected in its use in our Fiscal 2025 Bonus Program and fiscal 2025 financial PSU awards. We define Core Revenue as revenue generated by subscription and transaction fees.

Financial Performance Measures
The financial performance measures listed below (unranked) represent all of the financial performance measures that we consider to have been the most important in linking “compensation actually paid” to our Named Executive Officers to company performance in fiscal 2025:

•	Core Revenue;

•	EBITDA Less Float;

•	Relative Total Stockholder Return; and

•	Non-GAAP Operating Income.

Compensation Actually Paid and Company TSR and Peer Group TSR
The following chart illustrates the relationship between our Compensation Actually Paid and our TSR and our peer group TSR.

Compensation Actually Paid and Net Income
The following chart illustrates the relationship between our Compensation Actually Paid and Net Income.

7
1

Compensation Actually Paid and Core Revenue
The following chart illustrates the relationship between our Compensation Actually Paid and Core Revenue.

7
2

CEO PAY RATIO

The following table presents the median of the annual total compensation of all our employees (other than Mr. Lacerte, our CEO), the annual total compensation of Mr. Lacerte and the ratio between the two. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

FY2025 CEO annual total compensation as calculated pursuant to Item 402(u) of Regulation S-K	$16,139,836

FY2025 median employee annual total compensation	$191,103

Ratio of CEO to median employee annual total compensation	85:1

In identifying our median employee, we chose June 30, 2025, which is the last day of our most recently completed fiscal year, as the determination date. The pay ratio disclosure rules allow companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the company’s total number of employees. We applied this de minimis exemption when identifying the median employee by excluding 7 non-U.S. employees as follows: 6 employees in Australia and one employee in Canada. After taking into account the de minimis exemption, 2,357 employees who were employed by us (including our consolidated subsidiaries) in the U.S., including employees on a leave of absence, on the determination date were considered for identifying the median employee.

To identify our median employee, we used a consistently applied compensation measure consisting of annual base salary earned, actual bonuses earned, and grant date fair value of equity awards granted to our employees, excluding our CEO, for the 12-month period from July 1, 2024, through June 30, 2025. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of our employees. We did not make any cost-of-living adjustment. We did not include any independent contractors or other non-employee workers in our employee population. Using this approach, we selected the individual at the median of our employee population. We then calculated annual total compensation for this employee using the same methodology we use for our Named Executive Officers as set forth in our Fiscal 2025 Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Fiscal 2025 Summary Compensation Table.

SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as the SEC explained when it adopted these rules, in considering the pay-ratio disclosure, stockholders should keep in mind that the rules were not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather were designed to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of June 30, 2025 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of stock options and release of RSUs (#)	Weighted– average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (#)
	(a)	(b)	(c)

Equity compensation plans approved by security holders(2)	9,449,820	$21.24	17,870,737(3)

Equity compensation plans not approved by security holders(4)	—	—	—

Total	—	—	—

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the release of RSUs upon vesting, because RSUs have no exercise price.

(2)	Includes the 2016 Equity Incentive Plan (2016 Plan) and the 2019 Plan and excludes purchase rights accruing under the 2019 Employee Stock Purchase Plan (2019 ESPP).

(3)

There are no shares of common stock available for issuance under our 2016 Plan, but that plan will continue to govern the terms of stock options and RSUs previously granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2016 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of common stock under our 2019 Plan. In addition, the number of shares reserved for issuance under our 2019 Plan increased automatically by 5,150,561 on July 1, 2025 and will increase automatically on the first day of July of each of 2026 through 2029 by the number of shares equal to 5% of the total issued and outstanding shares of our common stock as of the immediately preceding June 30 or a lower number approved by our Board. As of June 30, 2025, there were 5,115,160 shares of common stock available for issuance under the 2019 ESPP. The number of shares reserved for issuance under our 2019 ESPP increased automatically by 1,030,112 on July 1, 2025 and will increase automatically on the first day of July of each year during the term of the 2019 ESPP by the number of shares equal to 1% of the total outstanding shares of our common stock as of the immediately preceding June 30 or a lower number approved by our Board.

(4)

Excludes outstanding options to acquire 38,837 shares of common stock with a weighted average exercise price of $19.23 that were assumed by us in connection with the acquisition of DivvyPay, Inc. Excludes outstanding options to acquire 2,604 shares of common stock with a weighted average exercise price of $25.14 that were assumed by us in connection with the acquisition of Invoice2go. No additional awards will be made under such plans.

OUR PROPOSALS

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The current terms of four Class III directors expire at the Annual Meeting. Two of these Class III directors, David Hornik and Allie Kline, are standing for re-election at the Annual Meeting. The other two Class III directors, Steven Cakebread and Brian Jacobs, will not stand for re-election at the Annual Meeting and will cease to serve on our Board, effective as of the date of the Annual Meeting. The Board has additionally nominated Natalie Derse and Beth Johnson for election as Class III directors at the Annual Meeting.

Each director nominee elected will hold office until the 2028 Annual Meeting of Stockholders and until a successor has been duly elected and qualified unless, prior to such meeting a director shall resign, or his or her directorship shall become vacant due to his or her death, resignation or removal.

Name	Age	Position

Natalie Derse	48	Director Nominee

David Hornik	57	Director

Beth Johnson	54	Director Nominee

Allie Kline	54	Lead Independent Director and Chair of the Nominating and Corporate Governance Committee

For information as to the shares of common stock held by our director nominees, see “Security Ownership of Certain Beneficial Owners and Management” above and for a biographical summary of our director nominees, see “Our Board of Directors” above. Other than pursuant to the Cooperation Agreement described below, there are no arrangements or understandings between any of the director nominees or executive officers and any other person pursuant to which our director nominees or executive officers have been selected for their respective positions.

Cooperation Agreement

As previously disclosed, on October 15, 2025, we entered into a cooperation agreement (the Cooperation Agreement) with Starboard Value LP and Starboard Value and Opportunity Master Fund Ltd and certain of their affiliates (collectively, Starboard), in which, among other things, (i) we confirmed the resignation of Stephen Fisher as a Class II director, (ii) we increased the size of the Board from 12 to 13 directors and appointed Peter A. Feld and Lee Kirkpatrick as Class II directors, (iii) we agreed that Natalie Derse, David Hornik, Katherine (Allie) Kline and Beth Johnson would be nominated for election as Class III directors at the Annual Meeting and (iv) Starboard agreed to vote all shares of our common stock beneficially owned by it in accordance with the Board’s recommendations at the Annual Meeting, subject to certain limited exceptions. The Cooperation Agreement also provided that we may not increase the size of the Board to more than 13 directors without Starboard’s prior written consent until the earlier of (x) 15 business days prior to the deadline for submission of stockholder nominations for the 2026 Annual Meeting of Stockholders pursuant to our Bylaws or (y) the date that is 100 days prior to the first anniversary of the Annual Meeting. The Cooperation Agreement also contained a requirement that Mr. Feld resign from the Board if Starboard’s ownership of our common stock drops below a minimum threshold and certain non-disparagement confidentiality obligations.

Each nominee has consented to serve if elected. If any nominee becomes unavailable to serve as a director before the Annual Meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. At this time, the Board knows of no reason why any of the Board’s nominees would not be able to serve as a director if elected.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

(PROPOSAL NO. 1 ON YOUR PROXY CARD)

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending June 30, 2026, and recommends that stockholders vote for ratification of such selection. The ratification of the selection of PwC as our independent registered public accounting firm for the year ending June 30, 2026 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting. In the event that PwC is not ratified by our stockholders, the Audit Committee will review its future selection of PwC as our independent registered public accounting firm. Further, the Audit Committee may select a different independent registered public accounting firm at any time if, in the committee’s sole discretion, the committee determines that such a change would be in the best interests of the Company and our stockholders.

We expect representatives of PwC to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. PwC will periodically rotate the individuals responsible for our audit.

During the years ended June 30, 2024 and 2025, fees for services provided by PwC were as follows (in thousands):

Fees Billed to BILL Holdings, Inc.	2024	2025

Audit fees(1)	$4,136	$4,460

Audit-related fees(2)	1,733	—

Tax fees(3)	316	—

All other fees(4)	9	145

Total fees	$6,194	$4,605
(1)

“Audit fees” consisted mainly of fees for work performed in connection with the audit of our annual consolidated financial statements and internal control over financial reporting, review of our unaudited quarterly consolidated financial statements, and audit of the financial statements of a subsidiary as required by certain state regulations.

(2)	“Audit-related fees” consisted of fees for accounting due diligence and consultations in connection with corporate transactions.

(3)	“Tax fees” consisted of fees for work performed in connection with tax compliance and planning, including payroll tax and international tax matters.

(4)	“All other fees” consisted of fees for work performed in connection with assessments of certain of our compliance programs.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the tables above were approved by our Audit Committee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2026.

(PROPOSAL NO. 2 ON YOUR PROXY CARD)

PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We urge stockholders to read the section titled “Compensation Discussion and Analysis” beginning on page 40 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, beginning on page 62, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the section titled “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.

In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our Named Executive Officers. This non-binding advisory vote is commonly referred to as a “Say on Pay” vote and will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”

As an advisory vote, this proposal is not binding. However, our Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE TO

APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS IN FISCAL 2025.

(PROPOSAL NO. 3 ON YOUR PROXY CARD)

OUR ANNUAL MEETING AND GENERAL INFORMATION

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited by the Board on behalf of BILL Holdings, Inc. for use at our 2025 Annual Meeting of Stockholders, to be held virtually at www.cesonlineservices.com/bill25_vm on December 11, 2025 at 9 a.m. Pacific Time, and any adjournment or postponement thereof. This Proxy Statement for the Annual Meeting, and the accompanying form of proxy were first distributed and made available to stockholders on or about October 27, 2025.

GENERAL INFORMATION ABOUT THE MEETING

Record Date; Quorum

Only holders of record of our common stock at the close of business on October 20, 2025 (the Record Date), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 100,378,848 shares of common stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 6220 America Center Drive, Suite 100, San Jose, California 95002.

The holders of a majority of the voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Nominee. If, on the Record Date, your shares were held in an account with a broker, bank, trustee or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain and submit a valid legal proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast, which means that the four nominees receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or any of the nominees you specify.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

Approval, on a non-binding advisory basis, of the compensation paid by us to our Named Executive Officers (as defined herein) as disclosed in this Proxy Statement will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

Abstentions; Withholding Authority; Broker Non-Votes

Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. Abstentions and “broker non-votes,” to the extent broker non-votes arise in the limited circumstances described below, will be counted as present for purposes of determining a quorum. At the Annual Meeting, abstentions, broker non-votes and proxies marked “withhold authority” will have no effect on Proposals No. 1, 2 and 3.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner and (ii) the broker lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026 is considered a routine matter. The proposal for the election of directors and any other proposals presented at the Annual Meeting are non-routine matters. For each of Proposals No. 1, 2 and 3, broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.

Recommendations of Our Board on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

Our Board recommends that you vote “FOR ALL NOMINEES” of the Class III directors named in this Proxy Statement (Proposal No. 1), “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026 (Proposal No. 2), and “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement (Proposal No. 3). None of our directors or current executive officers has any substantial interest in any matter to be acted upon, other than the nominated directors’ interests in the elections to office under Proposal No. 1 and the Named Executive Officers’ interests with respect to Proposal No. 3.

Voting Instructions; Voting of Proxies

If you are a stockholder as of the record date, you may:

•

vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.cesonlineservices.com/bill25_vm, where stockholders may vote and submit questions during the meeting. The meeting starts at 9:00 a.m. Pacific Time. Please note that in order to attend and vote at the Annual Meeting, you must have pre-registered for the meeting no later than Wednesday, December 10th, 2025 at 9:00 a.m. Pacific Time. Once you have pre-registered, you will receive a confirmation e-mail with information on how to attend and vote at the meeting. To pre-register for the meeting, please follow these instructions:

Stockholders of Record

Stockholders of record as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website www.cesonlineservices.com/bill25_vm and entering the control number listed on your proxy card.

After registering, you will receive a confirmation email with a link and instructions for accessing the Annual Meeting. Verify that you have received the confirmation email in advance of the Annual

Meeting, including the possibility that it may be in your spam or junk email folder. Registration requests must be received no later than 9:00 a.m., Pacific Time, on Wednesday, December 10th, 2025. You must pre-register and receive a confirmation email in order to vote and/or submit a comment or question during the Annual Meeting.

Beneficial Stockholders

Beneficial stockholders must use the control number on their voting instruction form or other instructions received from their bank, broker or nominee. If you do not have a control number, please contact the brokerage firm, bank, dealer, or other similar organization that holds your account as soon as possible so that you can be provided with a control number. To pre-register to participate in the Annual Meeting remotely, visit the website www.cesonlineservices.com/bill25_vm with the control number listed on your proxy card.

After registering, you will receive a confirmation email with a link and instructions for accessing the Annual Meeting. Verify that you have received the confirmation email in advance of the Annual Meeting, including the possibility that it may be in your spam or junk email folder.

We encourage you to vote in advance of the Annual Meeting. Beneficial stockholders who intend to vote during the Annual Meeting must obtain and submit a legal proxy from their bank, broker or nominee. Most banks, brokers or nominees allow a stockholder to obtain a legal proxy either online or by mail. Follow the instructions provided by your bank, broker or nominee. If you request a legal proxy online and do not receive an email containing your legal proxy within two business days of such request, contact your bank, broker or nominee. If you request a legal proxy by mail and do not receive it within five business days of such request, contact your bank, broker or other nominee.

You may submit your legal proxy either (i) in advance of the Annual Meeting by attaching the legal proxy (or an image thereof in PDF, JPEG, GIF or PNG file format) in an email to BILLRegister@Proxy-Agent.com or (ii) along with your voting ballot during the Annual Meeting. We must have your legal proxy in order for your vote submitted during the Annual Meeting to be valid. To avoid any technical difficulties on the day of the Annual Meeting, we encourage you to submit your legal proxy in advance in an email to BILLRegister@Proxy-Agent.com to ensure that your vote is counted, rather than wait to upload your legal proxy during the meeting. Multiple legal proxies must be combined into one document for purposes of uploading them to the Annual Meeting website.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions in advance of the Annual Meeting by telephone, the Internet or by mail so that your vote will be counted if you later decide not to attend the meeting:

•

vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your proxy card. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible; or

•

vote by mail—complete, sign and date the enclosed proxy card and promptly return it in by mail the prepaid envelope provided. Your signed and dated proxy card must be received prior to the closing of the polls at the Annual Meeting in order to be voted.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on Wednesday, December 10th, 2025. Submitting your proxy whether by telephone, through the Internet or by mail will not affect your right to vote should you decide to attend the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy in advance of the Annual Meeting to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified. If you sign a physical proxy card or and return it without instructions as to how your shares should be voted on particular proposal(s) at the Annual Meeting, your shares will be voted on such proposal(s) in accordance with the recommendations of our Board stated above.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card, and vote each proxy card by telephone, through the Internet or by mail.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;

•	marking, dating, signing and delivering a proxy bearing a later date by mail, which is received before the closing of the polls at the Annual Meeting;

•	voting again by telephone or through the Internet; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

Participating in the Annual Meeting

The Annual Meeting will be held virtually and conducted exclusively via live audio webcast. All stockholders of record as of the Record Date who have registered in advance are invited to participate in the meeting. On the day of the Annual Meeting, you will be able to participate in the Annual Meeting by visiting www.cesonlineservices.com/bill25_vm. Please note that in order to attend and vote at the Annual Meeting, you must have pre-registered for the meeting no later than Wednesday, December 10th, 2025 at 9:00 a.m., Pacific Time. Once you have pre-registered, you will receive a confirmation e-mail with information on how to attend and vote at the meeting.

Stockholders who have completed the registration process in advance of the Annual Meeting may submit written comments or questions during the meeting by typing in the “Ask a Question” box and clicking the “Send” button that will be available on the meeting website during the meeting.

Questions received during the Annual Meeting will be answered as the allotted meeting time permits. If we receive substantially similar questions, we will group them together and provide a single response to avoid repetition. In light of the number of business items on the meeting agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every stockholder who wishes to have a question or comment addressed during the meeting will be able to do so. We also reserve the right to exclude questions that relate to personal matters or are not relevant to meeting matters, as well as to edit profanity or other inappropriate language.

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In either of these situations, we will promptly notify stockholders of the decision via www.cesonlineservices.com/bill25_vm. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call the technical support number that will be included in the reminder email you receive the night before the meeting.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at the Next Annual Meeting

Our Bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the attention of the Corporate Secretary at our principal executive offices, the address of which is BILL Holdings, Inc., 6220 America Center Drive, Suite 100, San Jose, California 95002.

To be timely for our 2026 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on August 13, 2026 and not later than 5:00 p.m. Eastern Time on September 12, 2026. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our Bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2025 annual meeting of stockholders must be received by us not later than June 29, 2026 in order to be considered for inclusion in our proxy materials for that meeting. Proposals should be sent to our Corporate Secretary at our principal executive offices, and must comply with the ownership and other requirements set forth in Rule 14a-8 under the Exchange Act. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on our review of the copies of such forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended June 30, 2025, except that a Form 4 due on March 4, 2025 to report one vesting event for Ken Moss was filed on March 5, 2025.

Annual Report

We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2025, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

BILL Holdings, Inc.

6220 America Center Drive, Suite 100

San Jose, California 95002

Attn: Investor Relations

The annual report is also available on the “Investor Relations” section of our website, which is located at investor.bill.com under “SEC Filings” in the “Financials” section of our website, or by following the instructions in the Notice of Internet Availability of Proxy Materials.

Electronic Delivery of Stockholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available on the Internet, and you can submit your votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

Registered Owner (you hold our common stock in your own name through our transfer agent, Computershare Trust Company, N.A., or you are in possession of stock certificates): visit www-us.computershare.com/investor and log into your account to enroll.

Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Computershare Trust Company, N.A., our transfer agent, at (800) 736-3001 or visit www-us.computershare.com/investor with questions about electronic delivery.

“Householding”—Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and other proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps in conserving natural resources.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and other proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of our annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge by calling 1-866-540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may contact our Investor Relations department at 6220 America Center Drive, Suite 100, San Jose, California 95002, Attn: Investor Relations, telephone number (650) 621-7700.

Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

Our Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,

René Lacerte Chief Executive Officer

APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This Proxy Statement includes references to financial measures not prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), including Non-GAAP Net Income, EBITDA Less Float, Non-GAAP Operating Income and Free Cash Flow.

These non-GAAP measures are not prepared in accordance with, and are not alternatives to financial measures prepared in accordance with, GAAP. There are material limitations associated with the use of non-GAAP financial measures as an analytical tool, and non-GAAP financial measures should not be considered in isolation or as substitutes for analysis of financial results as reported under GAAP. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from the non-GAAP financial measure. A reconciliation of the non-GAAP measures to their most directly comparable GAAP financial measure has been provided in the financial statement table below, and stockholders are encouraged to review the reconciliation.

Fiscal Year Ended June 30, 2025
(in thousands)
GAAP Net Income (Loss)	$23,799
Add - GAAP provision for income taxes	6,611
Income (loss) before taxes	30,410
Add (less):
Depreciation and amortization(1)	74,935
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	245,305
Acquisition and integration-related expenses	—
Restructuring	(92)
Amortization of debt issuance costs	4,739
Gain on debt extinguishment and change on mark to market derivatives associated with notes repurchase and capped call unwind	(40,550)
Non-GAAP net income before non-GAAP tax adjustments	314,747
Non-GAAP provision for income taxes(2)	(62,949)

Non-GAAP Net Income	$251,798
Add (less):
Other income, net	$(111,012)
Amortization of debt issuance costs	(4,739)
Gain on debt extinguishment and change on mark to market derivatives associated with notes repurchase and capped call unwind	40,550
Non-GAAP provision for income taxes(2)	62,949

EBITDA	$239,546
Add (less):
Profit from Interest on Funds Held for Customers(3)	(158,754)

EBITDA Less Float	$80,792

(1)	Excludes amortization of capitalized internal-use software costs paid in cash.

(2)

The non-GAAP provision for income taxes is calculated using a blended tax rate of 20%, taking into consideration the nature of the taxed item and the applicable statutory tax rate in each relevant taxing jurisdiction.

(3)	Represents interest on funds held for customers less estimated fees paid for management of funds held for customers.

A-1

Fiscal Year Ended June 30, 2025
(in thousands)
GAAP Operating Loss	$(80,602)
Add:
Depreciation and amortization(1)	74,935
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses(2)	245,305
Acquisition-related and integration-related expenses	—
Restructuring	(92)

Non-GAAP Operating Income	$239,546

(1)	Excludes amortization of capitalized internal-use software costs paid in cash.

(2)	Excludes stock-based compensation charged to Restructuring.

Fiscal Year Ended June 30, 2025
(in thousands)
GAAP gross profit	$1,190,467
Add (less):
Depreciation and amortization(1)	42,298
Stock-based compensation and related payroll taxes charged to cost of revenue	9,920

Non-GAAP gross profit	$1,242,685

GAAP gross margin	81.4%
Non-GAAP gross margin	85.0%

(1)	Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs paid in cash.

Fiscal Year Ended June 30, 2025
(in thousands)
Net cash provided by operating activities	$350,644
Add (less):
Purchases of property and equipment	(4,335)
Capitalization of internal-use software costs	(33,767)

Free Cash Flow	$312,542

A-2

BILL HOLDINGS, INC. 6220 AMERICA CENTER DRIVE, SUITE 100 SAN JOSE, CA 95002 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.cesonlineservices.com/bill25_vm You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V80928-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BILL HOLDINGS, INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR the following nominees for Class III directors: To elect the directors listed below: Nominees: 01) Natalie Derse 02) David Hornik 03) Beth Johnson 04) Allie Kline To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Fiscal Year ending June 30, 2026. 3. To approve, on an advisory basis, the compensation of our Named Executive Officers (Say-on-Pay). NOTE: The proxies may vote in their discretion upon any and all other matters as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. V80929-TBD BILL HOLDINGS, INC. Annual Meeting of Shareholders December 11, 2025 9:00 AM PST This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) René Lacerte, Rohini Jain and Michael Dunn, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BILL HOLDINGS, INC. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM PST on December 11, 2025, virtually at www.cesonlineservices.com/bill25_vm, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side